Exhibit 2 - Post Compliance Manual

Compliance Manual

Exhibit 2 - Post Compliance Manual

Table of Contents

General Overview	3
Anti-Money Laundering Policy	5
Anti-Market Manipulation Policy	8
Best Execution Policy	11
Broker Eligibility Policy	13
Business Continuity Plan	15
Business Gifts & Entertainment Policy	19
Code of Ethics	25
Compensation Policy	38
Corporate Travel and Expense Reimbursement Policy	41
Cross Trading (ERISA) Policy	45
Cross Trading (Non-ERISA) Policy	47
Derivatives Policy	50
Electronic Communications Policy	51
Expert Network Policy	53
GIPS Error Correction Policy	55
Identity Theft Prevention Policy	57
Insider Trading Policy	58
Marketing Materials Policy	63
Political Contributions Policy	64
Pricing Policy	66
Privacy Policy	68
Proxy and Corporate Action Voting Policy	71
Recordkeeping Policy	73
Securities Allocation Policy	75
Soft Dollar Policy	77
Trade Error Policy	79

Exhibit 2 - Post Compliance Manual

Compliance Manual Overview

This Compliance Manual (the “Manual”) contains the core policies of Post Advisory Group, LLC (“Post”). These policies contain valuable information relating to Post employees, and employees should maintain this Manual in an easily accessible place in its current and accurate condition, promptly inserting changes when received.

The U.S. Government, its agencies and various states regulate Post’s business. Employees must be knowledgeable of the industries’ laws, rules, regulations and interpretations. Below is a brief synopsis of the regulatory bodies and federal statutes that most frequently affect our business and employee activities.

Securities and Exchange Commission – The Securities Exchange Act of 1934 created the Securities and Exchange Commission (the “SEC”). The SEC’s primary responsibility is the administration of federal securities laws, in particular the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940 and the Investment Advisers Act of 1940, each, as amended. The main functions of the SEC involve rule making, rule interpretations, investigations and enforcement.

Investment Advisers Act of 1940 (the “Advisers Act”) – The Advisers Act is the primary federal statute regulating investment advisers and their activities. The Advisers Act, which requires qualified investment advisers to register with the SEC, is designed to protect the public from fraud and/or misrepresentation by investment advisers. Federally registered advisers, amongst other requirements, must file regular disclosure documents designed to provide full and fair disclosure to clients, keep certain books and records and are subject to periodic examinations by the SEC.

Post is an investment adviser, registered with the SEC. The SEC requires every investment adviser to establish, maintain and enforce written procedures and policies that permit proper supervision of employees and compliance with applicable securities laws, rules and regulations.

In the event that an employee acts illegally and/or unethically, the employee may be liable under applicable securities laws, rules and regulations. In some instances, it is not only the employee, but his or her manager and/or the firm that may be held liable under applicable securities laws, rules and regulations.

Supervisory Responsibilities

All employee activities are subject to review by designated managers and the Compliance Department; this helps to ensure employee activities comply with industry laws, rules and regulations. For the avoidance of doubt, except as expressly delineated by Post management, Post’s legal and compliance personnel to not have supervisory authority outside of the legal and compliance departments.

Inspections by Regulators

The SEC is authorized to conduct inspections and examinations registered investment advisory firms to ensure compliance with federal and state securities laws, rules and regulations.

In the event of a regulatory inspection, follow these procedures:

•	When the inspection team arrives, immediately contact Compliance and Legal.

•	Compliance and Legal shall oversee and control the inspection.

•	Cooperate with the inspection team. If the examiners request documents, refer them to Compliance and Legal; they will coordinate production of the information requested.

•	The inspection team must be accompanied at all times by an assigned Post employee, when moving about the firm.

•	Post employees should not engage in any business-related conversations with the examiners without a Compliance Officer or designee present.

Exhibit 2 - Post Compliance Manual

Remember, prior to speaking with any inspection team member, Post employees must have prior consultation with their manager and Compliance.

Duties to Clients

As a fiduciary, Post owes its clients a duty of loyalty, fairness and good faith. An investment adviser and its employees must refrain from taking any action or seeking any benefit that would appear to prejudice or conflict with the rights of clients and their best interests. As fiduciaries, Post has a duty to perform its services carefully, with the appropriate diligence and skill. This responsibility includes, among other things, that securities recommendations are suitable to a particular client in light of the client’s guidelines known to Post.

Reporting Requirements

Employees must notify Compliance whenever they are:

•	The subject of any investigation and/or inquiry by any government agency or self-regulatory body;

•	Requested to formally or informally testify before and/or provide documents to any regulator;

•	A defendant or respondent in any litigation, proceeding or arbitration alleging violation of any rule and/or regulation of any securities laws;

•	The subject of any bankruptcy and/or contempt proceeding; and/or

•	The subject of any oral or written complaint by a client and/or subject to any claim for damages filed by a client.

Exhibit 2 - Post Compliance Manual

Anti-Money Laundering Policy

The purpose of this Anti-Money Laundering Policy (the “Policy”) is to establish policies and procedures to help prevent, detect and report money laundering with respect to Client accounts managed by Post Advisory Group, LLC (“Post”). This Policy does not attempt to describe every regulatory and compliance requirement that Post may be subject to, but rather summarizes some of the legal issues involved and establishes general rules and procedures.

Persons with questions not answered by this Policy should contact the Chief Compliance Officer.

Money Laundering

Although there is no precise definition of money laundering in current regulations, it can generally be described as a diverse and often complex process by which individuals and entities seek to “launder” the proceeds of illegal activities in order to make them appear legitimate. It generally involves three independent steps that often occur simultaneously:

Placement: Physically placing bulk proceeds of criminal activity (i.e., cash) into the stream of commerce (e.g., a bank deposit or automobile purchase).

Layering: Separating the proceeds of criminal activity from their origins through layers of complex financial transactions (e.g., transferring funds from bank to bank or selling a car and using the proceeds to buy stock).

Integration: Creating an apparently legitimate explanation for illicit proceeds (e.g., a savings account withdrawal or proceeds from a stock sale).

Individuals and entities may seek to launder money by disconnecting or muddying any “paper trail” that could connect the three steps of this process. Launderers generally attempt to conceal the true source of their illicit proceeds by structuring transactions, coercing employees not to file proper reports, and/or establishing “front” businesses or organizations to open accounts. A large percentage of money laundering transactions involve the use of offshore banks and accounts, often in countries known as “tax havens” or bank secrecy jurisdictions.

Funds

•	Post and the private funds it manages have appointed The Bank of New York Mellon (“BNY”) to assist in managing AML risk for Post’s private funds.

•	BNY obtains updated copies of government watch lists prepared by the Office of Foreign Assets Control (at www.ustreas.gov/ofac) and by the Securities and Exchange Commission (the “SEC”) (email at enfsearch@sec.gov, with “Enf-Search Request” on the subject line) (collectively, the “Watchlists”), and compares the names on the Watchlists with the names of subscribers in the funds and other clients and investors in domestic and foreign investment funds for which Post is the investment adviser, managing member and/or general partner.

•	BNY verifies the identity of any person seeking to subscribe for an interest in the funds or any other investment fund to which the Adviser acts as a general partner, managing member or in any other similar capacity, to the extent reasonable and practicable, by taking appropriate steps which may include but are not limited to:

•	Requiring appropriate representations and warranties from the client as to the client’s identity;

•	If the client is a natural person, obtaining the client’s notarized signature on his or her subscription agreement or a certified or notarized copy of that client’s driver’s license or passport, unless that client has previously provided such information to Post or Post has previously established a substantive relationship with that client;

•	If the client is an entity (unless shares of that entity are traded publicly in the United States on a national securities exchange), obtaining a certified copy of that entity’s charter documents and certificates of good standing, unless the client has previously provided such information to Post or Post has previously established a substantive relationship with that client;

Exhibit 2 - Post Compliance Manual

•	If the client is an investment entity, obtaining a certified copy of that entity’s charter documents and certificates of good standing and/or obtaining representations from that client including, among other things, representations that the client (i) has an appropriate anti-money laundering program that complies with all applicable laws, rules and regulations and is designed to detect and report any activity that raises suspicion of money laundering activities, and (ii) has obtained appropriate background information regarding all of the officers and beneficial owners of the investment entity, unless the client has previously provided such information to Post or Post has previously established a substantive relationship with that client;

•	If the client is a foreign investment entity, obtaining representations and warranties from each such foreign investment entity, then in addition to obtaining a certified copy of that entity’s charter documents and certificates of good standing, (i) obtaining such additional information regarding the foreign investment entity and/or its administrator, as appropriate (e.g., certified or notarized copies of such licenses or registrations with governmental, regulatory or self-regulatory authorities as may be required for the administrator to serve in such capacity) to determine that the administrator or such other person who screens and accepts subscriptions for that foreign investment entity is a legitimate organization, and (ii) obtaining representations and warranties from each such foreign investment entity and/or its administrator, as appropriate, that the administrator or other person who screens and accepts the subscriptions for that foreign investment entity uses appropriate anti-money laundering procedures and compares the list of investors of the foreign investment entity with the Watchlists, unless the client has previously provided such information to Post or Post has previously established a substantive relationship with that client.

Separate Accounts

Each separate account client of Post is an institutional investor. The assets of each separate account client of Post are held at a custodian. Each custodian has a formal anti-money laundering program in place to which Post’s separate account clients are subject. At the time of on-boarding Post works with the prospective clients’ custodian to verify that it has AML policies/procedures in place that the prospective client is subject to.

Employees

Post employees should immediately notify the Chief Compliance Officer if they suspect that money laundering activities are taking place with respect to any fund or client. All employees must be alert for suspicious transactions involving funds or accounts. Suspicious transactions are generally those transactions that are inconsistent with normal client or investor behavior. Some examples of possible suspicious transactions are:

•	Unusual wire transfers to or from foreign countries, especially from areas identified as tax havens or areas of known money laundering activity (for example, countries appearing on Watchlists);

•	An investor or prospective investor, is a bank or other institution that is acting as an agent for an undisclosed principal;

•	A Client makes frequent deposits or investments into a fund or account and subsequent withdrawals from the fund or account occur within a short time;

•	Unexplained urgency by a client; or

•	A client is a senior foreign political figure, immediate family member of a senior foreign political figure or close associate of a senior foreign political figure.

Chief Compliance Officer

If the Chief Compliance Officer becomes aware of any suspicious activity, the Chief Compliance Officer will take the following steps which may include but are not limited to:

•	Consulting with legal counsel;

•	If permissible under the contract or other arrangement governing Post’s relationship with the suspected client, immediately suspending all activity with respect to the affected fund or account (including suspending the client’s right to withdraw capital or income from or redeem beneficial ownership interests in that account);

Exhibit 2 - Post Compliance Manual

•	Notifying the SEC or other applicable regulatory authority and acting in accordance with any instructions provided in writing by the SEC or other applicable regulatory authority; and

•	Determining whether Post should terminate it and/or a fund’s relationship with the client involved.

The Chief Compliance Officer and/or BNY AML Compliance Officer may delegate one or more employees as an appointed representative. These representatives are subject to the supervision of the Chief Compliance Officer and/or BNY AML Compliance Officer with respect to such duties and responsibilities and the Chief Compliance Officer.

Exhibit 2 - Post Compliance Manual

Anti-Market Manipulation Policy

Policy on Market Manipulation

It is the policy of Post Advisory Group, LLC (“Post”) that no employee may engage in market manipulation. There is a wide range of conduct that could constitute market manipulation, and it is therefore vital that employees be able to recognize potentially manipulative activities. All securities that are traded are potentially subject to manipulation. Small capitalization companies, companies threatened with delisting from a stock exchange, and any other market that, either by structure or circumstance, is trading thinly, are particularly susceptible to market manipulation. Certain employees must be familiar with the concepts of market manipulation so that they can recognize problematic activities and seek out advice from the appropriate Legal and Compliance personnel.

Penalties for Market Manipulation

The United States Securities and Exchange Commission (the “SEC”) has charged individuals and firms with market manipulation in many different circumstances. The SEC has a wide array of potential remedies it can seek to redress alleged market manipulation violations including, but not limited to: injunctions, cease and desist orders, civil penalties, disgorgement and orders barring individuals from the securities industry. The SEC also has the ability to refer matters to the Department of Justice for potential criminal prosecution. Self-regulatory organizations may initiate actions, either independently or in connection with the SEC. Finally, any investor in the market who was affected by market manipulation may pursue a private claim.

What is Market Manipulation?

Manipulation of the securities markets is an expansive concept that embodies a wide range of conduct prohibited by the federal securities laws. The basic legal prohibitions are discussed below, along with common examples of manipulative conduct violating those prohibitions.

Section 9(a)(1) – Wash Sales and Matched Orders

Section 9(a)(1) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) prohibits practices known as “wash sales” and “matched orders” with respect to securities listed on a national exchange. These are activities that appear to create activity in the market for a security, but in fact are forms of market manipulation. A “wash sale” occurs when no actual change in beneficial ownership takes place, as the trade is between accounts that are owned by the same person or persons. A “matched order” occurs when the two sides of a trade enter into a prearrangement to enter buy and sell orders at substantially the same time for substantially the same price and at substantially the same quantity for the same security, which results in activity, but no actual price movement.

Section 9(a)(2) – Manipulative Transactions

Section 9(a)(2) of the Exchange Act prohibits all “manipulative transactions” in securities listed on a national exchange. Congress included Section 9(a)(2) to outlaw “every ... device used to persuade the public that activity in a security is the reflection of a genuine demand instead of a mirage.” The broad language of this section captures a wide range of activities, some of which are described in examples below, which are engaged in for the purpose of influencing the market price or reported trading volume of a security.

Sections 9(a)(3), (4) & (5) – Touting, Tipster Sheets and Other Deceptive Inducements to Trade

Sections 9(a)(3), (4) and (5) of the Exchange Act cover inducements to a trade a security listed on a national exchange or a security-based swap agreement with respect to such security that are either false or contain material misstatements or omissions. They prohibit the recommendation to purchase or sell where the recommender fails to disclose his/her personal interest or the interest of the entity that he or she represents in the subject, or makes misleading statements with respect to price predictions or other information regarding the subject security. Included within this prohibition is the spreading of false rumors for the purpose of influencing the price of the subject security.

Section 9(a)(3) prohibits the circulation or dissemination of price predictions by securities dealers, brokers and others engaged in the purchase or sale of the subject security for the purpose of raising or depressing the price of the subject security.

Exhibit 2 - Post Compliance Manual

Section 9(a)(4) prohibits securities dealers, brokers and others engaged in the purchase or sale of the subject security from inducing the purchase or sale of the security by making any false or misleading statement with respect to any material fact which the person knew or had reasonable grounds to believe was false or misleading.

Section 9(a)(5) addresses touting. It prohibits the circulation of price predictions in exchange for consideration received, directly or indirectly, from a securities dealer, broker or other person or entity engaged in the purchase or sale of the subject security for the purpose of raising or depressing the price of the subject security. “Touting” normally covers so-called “pump and dump” schemes, where price predictions are used to run up the stock price, as the touter or the person or entity that paid the touter sells for a profit.

Section 9(a)(6) – Price Fixing

Section 9(a)(6) prohibits effecting any series of transactions for the purchase and/or sale of any security registered on a national securities exchange for the purpose of pegging, fixing, or stabilizing the price of such security in violation of any other applicable SEC rules or regulations.

Anti-fraud Provisions

Many of the practices prohibited by Section 9(a) also have been found to violate Section 10(b), which makes unlawful “any manipulative or deceptive device or contrivance in contravention of such rules and regulations as the SEC may prescribe as necessary” and extends to all securities, not just securities listed on a national exchange. In addition, Section 17(a) of the Securities Act of 1933, which prohibits the use of “devices, schemes or artifices to defraud” in the offer of sale of securities, which is also not limited to securities listed on a national exchange, has been applied to instances of market manipulation.

Short Selling Rules

There are a number of SEC rules aimed at preventing manipulative short selling. Rule 105 of Regulation M provides that a person may not participate in a secondary offering of an equity security if the person engages in a short sale of the equity security within five days of the secondary offering. Regulation SHO governs short selling generally, including the “locate” requirement providing that a person may not short unless they have borrowed the security for delivery or they have reasonable grounds to believe they will be able to borrow the security for delivery. In addition, Rule 10b-21 targets short sellers who deceive specified persons, such as a broker or dealer, about their intention or ability to deliver securities in time for settlement and that fail to deliver securities by settlement date. The SEC is actively engaged in rulemaking in the area of short-selling, making it imperative to keep up to date on the latest requirements.

Section 206-4 of the Investment Advisers Act of 1940

Investment advisers to pooled investment vehicles are also subject to Section 206-4 of the Investment Advisers Act of 1940, and Rule 206-4(8) thereunder, which makes it a violation for advisers to “engage in any act, practice, or course of business that is fraudulent, deceptive, or manipulative with respect to any investor or prospective investor in the pooled investment vehicle.”

Examples of Manipulative Behavior

Some examples of manipulative behavior include the following practices:

•	False Rumors. The spreading of false rumors for the purpose of affecting market price.

•	Cross Trading and Circular Trading. Trading between accounts or cycling shares through multiple accounts for the sole purpose of creating artificial trading volume or artificial price movement.

•	Domination and Control of the Market. Any practice designed to corner/control the market followed by the exercise of such control to gain an advantage over the market participants.

Exhibit 2 - Post Compliance Manual

•	Free Riding. Buying with the intention of paying/settling only if the price rises between trade date and settlement date.

•	Front Running. Trading while in possession of non-public information about an imminent block transaction that is likely to affect the price of the security (e.g., an adviser selling or buying a stock for its own account before executing a large trade in the same security for a client).

•	Marking the Close. Inducing trading activity around the time of market close for the purpose of affecting the actual closing price of a security.

•	Painting the Tape. Creating a false appearance of trading activity/interest in a particular security through a series of transactions initiated by the manipulator.

•	Parking or Warehousing. Transferring shares to another account and holding them there to take shares off the market to reduce the supply, or to conceal the identity of the true owner.

•	Squeezing the Shorts. Unlawful techniques designed to drive up stock prices to force short sellers to purchase stocks at inflated prices to cover their short sales.

All of the above are examples of manipulative behavior, but should not be considered limiting. Any action, undertaken for the purpose of affecting stock price and/or trading activity for the purpose of profit, is potentially the basis for a market manipulation claim.

Any questions as to whether a particular activity or proposed activity would be viewed as market manipulation should be directed to the firm’s legal and compliance personnel.

Exhibit 2 - Post Compliance Manual

Best Execution Policy

Best Execution Factors

Post Advisory Group, LLC (“Post”), in order to comply with its fiduciary duty to seek “best execution” for transactions effected on behalf of its clients, executes securities transactions on behalf of clients with the goal of obtaining value for the client under the particular circumstances occurring at the time of a transaction. In seeking best execution, Post will consider, among others, relevant factors such as price, market conditions, quantity, execution requirements, commissions and other fees, speed and efficiency, client preferences, and the broker’s execution capability, financial responsibility, responsiveness, reputation, perceived soundness and operational coordination with Post and client custodians. In addition, a broker’s ability to commit capital may be considered. Post’s trader shall determine which broker he believes provides the best qualitative execution overall for the transaction. In addition, all brokers are selected in accordance with Post’s Broker Eligibility Policy.

Commission Charges

Generally, clients are not expected to pay significant brokerage commissions on fixed income transactions, as they are typically traded on a “net” basis. New fixed income issues are generally the only meaningful exception, as they typically include a fixed concession to be paid to the issue’s underwriter. If any transaction(s) effected by Post on behalf of its clients includes a commission, Post will use its best efforts to limit these commissions while still trying to obtain “best execution overall.” Allowances may be made for research products as to the adequacy of the commissions charged; therefore, a broker may charge a commission in excess of a commission which another broker may charge for effecting the same transaction in recognition of the value of services provided by the broker.

Cost of Research Tools

Post may, in some instances, direct a portion of client commissions to certain brokerage firms in exchange for research-related services from third-party vendors or the firm itself. These services would qualify under the safe harbor provisions in Section 28(e) of the Securities Exchange Act of 1934, as amended, and may include investment and financial market research, securities and economic analysis, company information, and quotation services. Post seeks to ensure any such commissions paid be consistent with “best execution” practices. In situations where services may be used for both research and non-research purposes, the company appropriates allocations of the service and permits brokers to provide that portion of the service used for research purposes. Research services furnished by brokers through which Post effects transactions may be used for servicing any or all clients and are not solely for the benefit of a particular client whose transaction was effected by the broker providing such services.

Optimal Execution

Post seeks to achieve optimal execution and lower transaction costs whenever possible; therefore Post aggregates orders for groups of accounts in order to trade blocks of securities. In such circumstances, client accounts participate in the aggregated order at the executed price, and transaction costs are shared on a pro-rata basis or equally, depending on the type of cost. Post utilizes its best efforts in allocating such trades to clients fairly and equitably over time.

Directed Brokerage

There are circumstances when a Post client specifies which broker-dealer to use for a transaction executed by Post on their behalf (“directed brokerage”). In these instances, the brokerage cost for the transaction effected by Post on the client’s behalf (whether individually or as part of a block) is borne entirely by that client, and the client is advised that the directed brokerage arrangement may in some cases impair Post’s ability to obtain the best price and execution.

Exhibit 2 - Post Compliance Manual

Best Execution Review

Generally, on a quarterly basis, Compliance performs a best execution review. For review purposes, a random sampling of trades are selected, and the historical trade date price for each is obtained and reviewed to identify any transactions with a significant difference (generally 2% or higher for purchases and -2% or lower for sales) between the trade and historical price. Any transactions identified are then reviewed with Trading to discuss the pricing variance.

Exhibit 2 - Post Compliance Manual

Broker Eligibility Policy

Overview

This Broker Eligibility Policy (the “Policy”) provides guidance for the process by which Post Advisory Group, LLC (“Post”) evaluates the brokers with whom Post executes trades on behalf of its clients. This Policy describes how Post selects executing brokers and periodically analyzes and reviews their services.

Broker Allocation

Post places and executes trades for the purchase and sale of securities for clients through a centralized trading desk. Brokers are selected on a trade by trade basis. Post traders evaluate a variety of factors to determine the broker or dealer that might be most effective in executing the order. These factors include, but are not limited to, price, market conditions, quantity, execution requirements for the transaction, commissions and other fees, speed and efficiency, reputation and perceived soundness of the broker, and other factors affecting the overall benefit obtained.

Aggregation

Post aggregates or “blocks” trades where possible and when it believes it would be advantageous to clients as a whole.

Due Diligence Review

On an ongoing basis, Post performs a review of new executing brokers as each broker is on-boarded. From each new broker Post requests any or all of the following: audited financials, the most recent focus report and/or a FINRA Broker Check Report. Post reviews these materials to assess each new executing broker. If Post determines that the broker is not suitable, Post will not trade through such executing broker.

On an annual basis Post reviews the percentage of trading volume with each broker with whom Post executed trades during the preceding calendar year. For brokers that accounted for 1.0% or more of the firm-wide trading volume during the preceding calendar year, Post requests a copy of any or all of the following documents: such broker’s audited financial statements for the preceding calendar year, focus report and/or a FINRA Broker Check Report. Post reviews these materials to assess such brokers. If Post determines that the broker is not suitable, trading with such executing broker will cease or be reduced to an appropriate level of trading volume.

In addition to initial and annual due diligence, in the event Post becomes aware of material information that affects Post’s assessment of an executing broker with which it does business, Post may take action to cease or reduce trading volume as appropriate.

Use of Affiliated Broker Dealers

Post prohibits the use of affiliated broker dealers for executing trades. We work with our parent company, Principal Global Investors (“PGI”) to determine the full list of any affiliated broker dealers on an ad-hoc basis and no less than annually.

Exceptions

There are times Post’s traders are required to trade illiquid securities and therefore require the use of small, boutique executing brokers that may not meet the standards typical of Post’s significant executing brokers. The infrequent use of such brokers for securities is permitted for illiquid securities including but not limited to private placements, both primary and secondary, distressed debt and similar securities or instruments.

Exhibit 2 - Post Compliance Manual

Large Trader Rule

Pursuant to SEC Rule 13h-1, the Large Trader Reporting System Rule, Post, through its parent company, Principal Global Investors (“Principal”), has been assigned a Large Trader identification number (“LTID”) and suffix. Post Operations discloses this LTID and suffix to the registered broker-dealers effecting transactions on Post’s behalf. Generally, Post’s LTID is given to the broker as part of the initial broker set up process. In addition, as Post trades with new brokers Post notifies Principal of these additional brokers on no less than a quarterly basis.

Exhibit 2 - Post Compliance Manual

Business Continuity Plan

Introduction

The goal of this Business Continuity Plan (“BCP”) at Post Advisory Group, LLC (“Post”) is to identify critical business functions and develop appropriate plans for their protection and recovery from events that interrupt normal business operations.

Business Continuity Contact Cards (“BC cards”) are distributed to employees. The BC cards include the Emergency Help-Desk phone number and the BCP Coordinator’s contact information. In addition, employees are responsible for contacting employees listed on their branch of the call tree (“Call Tree”), attached hereto as Appendix A.

Key Business Continuity Plan Contact Persons

BCP Coordinator	Kris Farm

Alternate BCP Coordinator	Jack Lozano

IT Contacts	Kris Farm Jack Lozano Advanced Technology Systems (ATS)

CB Richard Ellis, Building Management	Property Manager: (310) 315-9800

Building Security	Security Console: (310) 309-3307

Post Premises	1620 26th Street, Suite 6500 North Santa Monica, CA 90404 Telephone: (310) 996-9600 Fax: (310) 996-9669

Exhibit 2 - Post Compliance Manual

Office Emergency Evacuation and Procedures

Evacuation Procedure during normal office hours

When Employees are required to evacuate the office, CB Richard Ellis (“CBRE”) will announce and initiate evacuation procedures. Employees should follow instructions announced through the public address system for an orderly evacuation. Employees will proceed to the Emergency Assembly Area after evacuating the building, where the Suite Monitor will locate Employees to ensure they are accounted for.

Employees will then be informed in the manner set out in the Call Tree what the next course of action will be. Should the office be inaccessible immediately after the evacuation, Senior Management will decide whether Employees should relocate to relevant Alternate Sites to continue operations via remote access.

Emergency Assembly Area

The Emergency Assembly Area for the 26th Street Building is located at the South-West corner of Olympic and Cloverfield Boulevards. When instructed to evacuate the building, Employees should proceed to the Emergency Assembly Area and await further instructions. Instructions may differ depending on the type of crisis (which may include fire, tremors, chemical attack/spill, bomb threat, etc.) Any changes in assembly area will be advised by the BCP contact or relevant fire safety authority.

Outside Emergency Assembly Area:

It is important for occupants to proceed a minimum of 300 feet from the building (in case of falling glass) and out of the way of incoming emergency personnel. Use caution crossing driveways.

Exhibit 2 - Post Compliance Manual

Procedure after normal office hours

The BCP Coordinator shall determine the severity of the event and ascertain if access to the office is still possible. Employees will be informed as per the Call Tree if they will need to operate from designated Alternate Sites and will be requested to institute relevant procedures to enable this.

Further instructions and regular updates can be obtained by calling the Emergency Help-Desk number found on the BC cards.

Operational Vulnerabilities and Recovery Plans

The BCP recognizes three major scenarios that dictate Business Continuity Planning:

Recovery Plan 1—Loss of power while in building

During a short term power outage (approximately three to five hours), business will operate through battery backup and no activation of the Call Tree will be required. Should the power outage become long term, Recovery Plan 3 will go into effect.

Recovery Plan 2 – Loss of access/functionality to office but Network Systems Available

The BCP Coordinator will determine the duration/extent of event and report to Senior Management and the Call Tree will be activated.

Employee Operations

Depending upon the severity of the event, a business decision can be made for critical employees to operate in accordance with one of the following options:

Local – Private Residence/Alternate Location

Critical employees can operate from one or more private employee residences to be decided by Senior Management.

Remote Locations – New York City, NY

The Post office in New York, New York will serve as the back-up Remote Location.

Once one of the above options is selected, employees will be contacted in accordance with the Call Tree and given further instructions.

Telephone diversion

The BCP Coordinator or BCP Alternate Coordinator will forward Post’s main line (310-996-9600) to (866) 940-4272 (Post’s ATS Help-line).

Technology/Equipment Requirements and Availability

Employees may be required to work from alternate sites using Post issued laptops, personal computers or computers from service offices. Employees may log on via the access modes to get into Post network environment. Access Modes are stated in Appendix C – Software Application Access Modes.

Recovery Plan 3 – Loss of access/functionality to office and Network Systems

The BCP Coordinator will determine the severity of the event and its impact on the business as soon as possible in the aftermath of the event and the Call Tree will be activated.

Employee Operations

All employees with company laptops or personal computers can work from home or serviced offices through the above recommended modes of access detailed in Recovery Plan 2.

Exhibit 2 - Post Compliance Manual

Telephone diversion

The BCP Coordinator will forward Post’s main line (310-996-9600) to (866) 940-4272 (Post’s ATS Help-line).

Technology/Equipment Requirements and Availability

The BCP Coordinator with assistance from the Alternate BCP Coordinator will determine shortfalls and service losses (if any). Where necessary, ATS Support Employees, IT Vendors, data providers, telecommunications providers will be contacted to assist with recoverability/replacement of lost items or services.

Priority 1. Locally in Los Angeles, source alternative office space for longer-term occupation.

Priority 2. Mobilize relevant parties set forth below and on Appendix D to assist in rebuilding full infrastructure (e.g. voice services/hardware, network, servers, desktops and other communication devices):

All new parts will be delivered to new office site for assembly, testing and commissioning.

ATS Employees will be mobilized and travel to Los Angeles to assist in the rebuilding efforts. They will work closely with the BCP Coordinator and Post Technology Director.

Once all new infrastructures have gone live, ATS will relocate all Los Angeles files (including new files created in the interim) to new Los Angeles shared server and backed up.

Appendices

Appendix A – Call Tree

Appendix B – Home Site and Employees Contact Listing

Appendix C – Software Application Access Modes & Technology File Server Availability

Appendix D – Key IT Vendors/Telecoms/Market Data Providers & Prime Brokers

Exhibit 2 - Post Compliance Manual

Business Gifts and Entertainment Policy

Introduction and Scope

This Business Gifts and Entertainment Policy (the “Policy”) applies to employees and access persons (hereinafter referred to as “Employees”) of Post Advisory Group, LLC (“Post”). We uphold our core value of integrity through transparency and disclosure of Business Gifts and Entertainment, using mechanisms and procedures developed in collaboration with Compliance and Management.

In addition to complying with Post’s Code of Ethics and other relevant policies and standards, this Policy defines standards for business gifts and entertainment provided and received by Employees.

In the ordinary course of business, Employees may give or receive modest business gifts and entertainment and this Policy is not intended to restrict normal business activities. Post recognizes the value of fostering good working relationships with individuals and firms. Subject to this Policy, Employees of Post are permitted, on occasion, to give and receive gifts and to entertain and to attend events as hosts and guests. When doing so, you are to always act in the best interests of Post, its associates and clients, and avoid activities that might create an actual or perceived conflict of interest or the appearance of impropriety.

Definitions

Business Associate: A client, prospective client, service provider, vendor, broker or any third party that has a business relationship with Post.

Business Entertainment: This is a shared experience involving extending hospitality to one or more Business Associates or receiving hospitality from a Business Associate, in connection with the business of Post. Business Entertainment may be a social event, hospitality event, charitable event, sporting event, other cultural or leisure activity or event of like nature, in which one or more persons of the Business Associate accompanies and participates with one or more Employees. The event should include interaction and relationship building, irrespective of whether any business is conducted during, or is directly attendant to, such event.

Business Gift: Anything of value that is given to an Employee of Post by a Business Associate and anything of value given by an Employee of Post to a Business Associate that is not Business Entertainment, and may include goods, services, event tickets, travel arrangements, use of a vacation home or other accommodations, etc. Admission to any social event, hospitality event, charitable event, sporting event, and other cultural or leisure activity of like nature is treated as a Business Gift if the Business Associate does not attend with you. A Business Gift to or from a Business Associate for a child’s birth, birthday, promotion etc. is subject to these Business Gift limits and reporting provisions.

Business Gifts and Business Entertainment during Negotiations

Giving or receiving Business Gifts or Business Entertainment is not allowed during the negotiation process with a service provider or vendor. However, modest routine meals are allowed in this context, and Business Entertainment reporting requirements included in this Policy apply.

Business Gifts and Business Entertainment Involving Friends or Family Who Are Also Business Associates

If the Business Associate pays for a gift or provides entertainment to an Employee’s family member or friend, it is a Business Gift or Business Entertainment. Gifts or entertainment from family members or close friends, which is unrelated to your position at Post and the giver’s business relationship with Post, is not a Business Gift. Business relationships cannot always be clearly separated from personal relationships and the integrity of a business relationship is susceptible to criticism when gifts are given or received, or when entertainment is provided. If there appears to be no reasonable likelihood of improper influence in the recipient’s business judgment, gifts and entertainment based on kinship, marriage or close personal relationships beyond and apart from any business relationship are permissible. However, there are situations when a personal relationship cannot be separated from a business relationship and a gift to or from such a Business Associate would be considered a Business Gift reportable like any other. You should apply a conservative standard and contact Compliance for clarification and guidance, consistent with our goals of disclosure and transparency.

Exhibit 2 - Post Compliance Manual

Business Gifts Incidental to Business Entertainment

Business Gifts incidental to Business Entertainment, such as a golf shirt or golf umbrella given out as part of a golf outing, are considered Business Gifts.

Gift Cards, Cash and Cash Equivalents

Generally, gift certificates and gift cards, cash, cash equivalents, stocks, bonds, or any financial instruments may not be given or accepted, regardless of the amount.

Influencing Business Decisions

Gifts may not be given or accepted, or entertainment hosted or accepted, that are intended to inappropriately influence sound business judgment in any business decision of those involved. Such action may give the appearance of or be construed as a bribe. Gifts may not be given or accepted or entertainment hosted or accepted, to reward any person regarding any business or transaction involving Post, or to allow someone to profit from their position with Post. This clause is not intended to prohibit Employees’ attendance at standard closing dinners related to specific capital transactions.

Meals

Occasional meals with a Business Associate, as host or guest, are not ordinarily considered Business Entertainment or Business Gifts under this Policy so are not reportable. However, if the value of a person’s meal is so lavish as to exceed the cost of the Business Entertainment limit under this Policy, it should be reported as Business Entertainment. Frequency of meals with a particular Business Associate can raise concerns, so Employees should seek guidance from Compliance where this may be an issue.

Giving, Accepting and Reporting Business Gifts

Business Gifts provided and received must be allowable by this Policy, by any other standards applicable to your employment with Post, and must be in accordance with the law, generally accepted business practices, and ethical standards of the governing jurisdictions.

Business Gift Dollar Limits

The total amount of Business Gifts an Employee may receive from or give to each Business Associate is $US500.00 per calendar year. All Business Gifts from Business Associates who are part of a single company or group of affiliated companies must be aggregated each year.

Exempt Nominal Value and Logo Items

Items below $US100.00 in value such as cups, caps, t-shirts and pens, plaques or “tombstones” regarding and commemorating particular events are Nominal Value items that are normally exempt from this Policy. However, even items of Nominal Value may be inappropriate if excessive in number or frequency. Business Gifts that include a permanently affixed logo are generally considered Nominal Value items and are generally acceptable and not reportable since they are exempt. However, if the item itself has a substantial value such as a leather briefcase, a set of golf clubs or bag, a laptop, or designer watch, an affixed logo does not make it a Nominal Value item and Business Gift rules apply.

Reporting Business Gifts

All Business Gifts received from or given to Business Associates valued at $US100.00 or more must be reported promptly after receipt of the gift or after the date the gift was given.

The report should include the following information: Date Gift Received/Given, Description of Gift, Name of Business Associate & Business Relationship Description, and the Value of the Gift.

Exhibit 2 - Post Compliance Manual

It’s a good idea to keep a personal log of all Business Gifts, including Business Gifts that are valued at less than reportable amounts. This will provide a contemporaneous record if needed to fulfill the requirement of reporting aggregated Business Gifts in excess of the annual limit.

Business Gifts Must Be Received at Workplace

Business Gifts are to be received only at your normal workplace or during a Business Entertainment event, and not at your home or other location. In the event that you do receive a gift outside of this rule, you should promptly inform the giver that in the future all gifts must be sent to your workplace. All Business Gift limits and reporting requirements apply.

Providing, Accepting and Reporting Business Entertainment

The primary consideration for hosting and accepting Business Entertainment is the reasonableness of the activity in building a business relationship, while avoiding excessive cost or frequency. Employees must avoid activities that would reflect poorly on Post. The cost of the Business Entertainment should be reasonable and not excessive, and the event should not raise any question of impropriety.

It’s a good idea to keep a personal log of all Business Entertainment, including Business Entertainment that is valued at less than reportable amounts. This will provide a contemporaneous record if needed to fulfill the requirement of reporting aggregated Business Entertainment in excess of the calendar year limit.

Reporting Business Entertainment

You must report details concerning the participants, nature and cost of each Business Entertainment expenditure or Business Entertainment received that exceeds $US500.00 per person. This information must be provided promptly.

The report should include the following information: Date Business Entertainment Received/Given, Description of Business Entertainment, Name of Business Associate/Broker & Business Relationship Description, and the Value/Cost of the Business Entertainment.

Frequency

Employees may not give or accept invitations to Business Entertainment events so frequently as to raise any question of impropriety.

Reimbursable Business Entertainment Expense Test

You may not accept Business Entertainment which would be unacceptable as a reimbursable business entertainment expense if paid by you.

Big Ticket and High Profile Entertainment Events

These events include major sporting events such as the Masters Golf Tournament, the Super Bowl, the World Series, the World Cup, other high profile sports playoffs or championship series, sold-out or hard to get tickets to concerts and Broadway shows, etc. In addition to the other rules under this Policy, if you are offered tickets or access to these events, you must receive written approval from Compliance before accepting the tickets or access.

Soliciting Business Entertainment

Employees must not solicit tickets or access to particular entertainment events from Business Associates. In the event that a Business Associate requests tickets or access to a particular entertainment event from an Employee, the matter should be reported to Compliance for approval before providing the tickets or access in order to avoid the appearance of impropriety.

Exhibit 2 - Post Compliance Manual

Prohibited Entertainment

Any business entertainment that is illegal, encourages inappropriate conduct or otherwise compromises the participants, exposes participants to civil liability, or would reflect poorly on Post due to the nature of the entertainment, venue or other circumstances shall not be permitted.

Client Attendance at Business Associate Paid Events

You should not bring clients of Post to a Business Entertainment event paid for by a Business Associate.

Travel and Lodging Expenses

Generally, Post should pay travel and lodging expenses for Employees in connection with any Business Entertainment. Accepting reasonable local transportation in connection with such events or Business Entertainment is permissible. If the Business Associate pays for travel and lodging for Business Associates, and the cost exceeds $500.00, the matter is reportable as Business Entertainment.

Special Circumstances

It is likely that business areas will have special provisions in their policies concerning the following types of Business Associates. These may relate to dollar limits on Business Gifts, Business Entertainment, reporting thresholds, or prior approval. Please be sure you are familiar with those provisions for your job. Some general guidelines applicable to all Employees:

•	Inside the United States - In the United States, a Business Gift may not be given to any state, federal or other government employee or official unless previously coordinated with and approved by Compliance. Business Entertainment hosted for any state, federal or other government employee or official must also be approved by Compliance prior to extending the invitation.

•	Outside the United States - In jurisdictions other than the United States, a Business Gift to government employees and officials must be permissible under local law, must not violate the FCPA, must be related to a business purpose and expected by the Post as part of your responsibilities. Business Entertainment must also meet the same standards. Contact Compliance with any specific questions.

•	Union Officials - Business Gifts given to union officials in the United States are subject to specific limits and reporting requirements. Business Entertainment of Union officials in the United States is also subject to specific limits and reporting requirements. Refer to LM-10 reporting facilitated by PGI for more information.

•	ERISA Clients - Business Gifts given and Business Entertainment provided to ERISA clients involves complex regulatory requirements. Special internal and external reporting requirements may apply, including but not limited to Form 5500 reporting. If you deal with ERISA clients and prospects, contact Compliance.

Political Contributions

See Post’s Political Contributions Policy and check with Compliance for more information.

Charitable Events

Employees must not request charitable contributions from Business Associates. If an Employee participates in a charitable event as the guest of a Business Associate, the event is considered Business Entertainment.

Requests from Business Associates for Post to contribute to a charitable event directly or otherwise, such as to pay for a table at a charitable event, are ordinarily considered promotional or marketing opportunities, including for accounting and expense purposes. These should be considered and approved by the business area based on the value of the activity to the business. The Charitable Contributions/Sponsorships Approval Form should be filled out and submitted for approval to Compliance. Once the approval form has been signed by Compliance, it should be attached to the Check Request/Wire Authorization Form along with any applicable contribution/sponsorship forms. Compliance can provide guidance on whether there are special prohibitions, reporting requirements or other risks concerning the event.

Exhibit 2 - Post Compliance Manual

Conferences, Seminars and Educational Events

You may be invited to attend conferences, seminars and educational events sponsored by brokers, research providers, vendors or other Business Associates. Attendance is permissible and not considered either a Business Gift or Business Entertainment if:

•	it does not create a conflict or potential conflict of interest with any Business Associate of Post;

•	the value of any conference-related Business Entertainment is not of an amount and is not so frequent as to raise the appearance of impropriety; and

•	the purpose is business and related to your job, and there is a reasonable expectation that the Business Associate and/or Post will benefit from your attendance.

Generally, Post should pay travel and lodging expenses for Employees in connection with their attendance at conferences, seminars and educational events. Accepting reasonable local transportation in connection with such events is permissible. If a Business Associate pays for travel and lodging for Business Associates other than reasonable local transportation in connection with such events, and the cost is in excess of $US500.00, it is reportable as Business Entertainment.

Post or The Principal may from time to time sponsor conferences, seminars and educational events, and the business part of these events will not ordinarily be considered a Business Gift or Business Entertainment. Other associated activities may be considered a Business Gift or Business Entertainment, including travel and lodging expenses provided by Post or The Principal in connection with these events. Involve Compliance while planning such conferences, seminars and educational events in order to determine specific prohibitions, reporting, and other requirements.

Exceptions to the Policy

The following exceptions to the Policy are permitted:

•	the acceptance or giving of gifts of reasonable value in recognition of a wedding, baby or retirement;

•	the acceptance or giving of gifts during the holiday season of nominal value (defined as generally under $US200.00) to the extent they are appropriate and suitable under the circumstances, meet the standards of ethical business conduct, and involve no element of concealment; and

•	the acceptance or giving of civic, charitable, educational, or religious organizational awards for recognition of service and accomplishment.

Compliance must pre-approve exceptions.

Overall Considerations

If you have questions about this Policy, contact Compliance.

Exhibit 2 - Post Compliance Manual

BUSINESS GIFT AND BUSINESS ENTERTAINMENT REPORTING FORM

REPORTING THRESHOLDS

•	Business Gifts given or received valued at greater than $US100.00

•	Business Entertainment as host or guest valued greater than $US500.00

POLICY LIMITS

•	Business Gifts may not exceed $US500.00 in value per Business Associate aggregated in any one calendar year.

Post Employee Name:

Title or Position:

Date of Gift or Entertainment:

Gift or Entertainment Given/Received:

Name of Business Associate/Broker & Business Relationship:

Description of Gift/Entertainment:

Additional Comments:

Exhibit 2 - Post Compliance Manual

Code of Ethics

Updated Effective: May 2015

Post Advisory Group, LLC (“Post” or the “Adviser”) has adopted this Code of Ethics (the “Code”). The principal objectives of the Code are to provide policies and procedures consistent with applicable laws and regulations, including Rule 204A-1 under the Investment Advisers Act of 1940; and to prevent conflicts of interests or the appearance of such conflicts when employees own or engage in transactions involving securities.

At all times, Post’s employees are expected to act in accordance with a high code of ethical conduct befitting investment professionals. Employees of Post are also subject to the Corporate Code of Ethics of Post’s parent organization (Principal Financial Group, LLC or “PFG”).

Responsibility for this Code is overseen by the Chief Compliance Officer. However, the responsibility for implementing this Code on a day-to-day basis falls on all employees and especially staff that are in supervisory and management roles. Sanctions for violating this Code may include a letter of warning, suspension of personal securities transactions and other sanctions up to suspension or termination of employment.

Employees with interpretive questions are strongly urged to consult with Compliance prior to taking the action in question.

Exhibit 2 - Post Compliance Manual

I.	POLICY HIGHLIGHTS

This Code is designed so that all acts, practices and courses of business engaged in by employees are conducted in accordance with the highest ethical standards and to prevent conflicts or even the appearance of conflicts by employees relating to their personal trading and other business activity. Compliance with the Code is a matter of understanding the basic requirements and making sure the steps the employee takes with respect to each personal securities transaction and his/her personal investment activity in general, are in accordance with these requirements. This section sets forth selected rules that frequently raise questions or that have recently been changed. These highlights are not comprehensive, there are additional rules in the Code and employees must examine the specific sections of the Code for more details. Employees are strongly urged to consult Compliance when questions arise.

•	Pre-clearance of all trades is valid only for two calendar days, including the day that the trade is approved. If the trade is not fully executed by the second calendar day, a new approval will be required. This applies to all market and limit orders.

•	No Employee may purchase or sell a security for a personal account, if a client account trades in or holds that security.

•	No Employee may acquire any security in an initial public offering (“IPO”), unless pre-approved by the Compliance Committee.

•	No Employee may enter into a short sale transaction in any type of security, unless pre-approved by the Compliance Committee.

•	Private placements must be pre-approved by the Compliance Committee. Investments in Post’s private funds must also be pre cleared prior to making contributions or withdrawals.

•	Participation on any Board and outside business activities must be pre-approved by the Compliance Committee.

•	No option may be purchased or written if the expiration date is less than 30 calendar days from the date of purchase. No option position may be closed less than 30 calendar days from the date it is established.

•	Covered Securities that are purchased must be held for 30 calendar days prior to sale. If sold before 30 calendar days, any profits realized on the sale of a covered security prior to the 30 day holding period must be disgorged to a charitable organization designated by the Adviser. There is no current holding period for selling securities at a loss.

•	Covered Securities sold may not be purchased at a lower price until at least 30 calendar days from the sale trade date.

•	All employees are required to submit the following:

•	Initial Holdings Report and Compliance Certification (within 10 calendar days of their start date as a Post employee);

•	Quarterly Transactions Reports (within 30 calendar days after quarter/year-end); and

•	Annual Compliance Certifications (within 30 calendar days after year end).

Exhibit 2 - Post Compliance Manual

II.	DEFINITIONS

ACCESS PERSON: means any (1) director, officer, or employee of Post, except directors who (i) do not devote substantially all working time to the activities of Post, and (ii) do not have access to information about the day-to-day investment activities of Post. Every employee should consider himself an Access Person unless otherwise specifically exempted by the Compliance Committee. “Access Person” and “Employee” have the same meaning and are used interchangeably in the Code.

ADVISER OR POST: means Post Advisory Group, LLC

BEING CONSIDERED FOR PURCHASE OR SALE: A security is “being considered for purchase or sale” when a portfolio manager deems it probable that he/she will purchase or sell the security for a client account. The term “purchase or sale of a security” includes the writing of an option to purchase or sell a security or entering into a total return swap regarding such security.

BENEFICIAL OWNERSHIP: shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 when determining whether a person is a beneficial owner of a security for the purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

For example, the term “Beneficial Ownership” shall encompass: securities in the person’s own account(s); securities owned by members of the person’s immediate family sharing the same household; a person’s proportionate interest in the portfolio of securities held by a partnership, trust, corporation or other arrangements; and securities a person might acquire or dispose of through the exercise or conversion of any derivative security (e.g. an option, whether presently exercisable or not). See Covered Accounts below.

COMPLIANCE COMMITTEE: shall include the Chief Operating Officer, Chief Investment Officer, Corporate Counsel and Chief Compliance Officer.

COVERED ACCOUNTS: shall include any account that an Employee has, or acquires any direct or indirect beneficial ownership in a security held in the account. Generally, an Employee is regarded as having a beneficial ownership of securities held in an account in the name of: (1) the individual; (2) a spouse, minor child, immediate family member or dependent of the Employee sharing the same household; (3) a relative sharing the same house; (4) another person if (i) the Employee obtains benefits substantially equivalent to ownership of the securities; (ii) can obtain ownership of the securities immediately or at some future time; or (iii) can have investment discretion or otherwise exercise control.

COVERED SECURITIES: shall include all securities, any option to purchase or sell, and any securities convertible into or exchangeable for such securities. Certain securities are exempted from this definition (see Exempted Securities, below).

EMPLOYEE: Every employee should consider himself an Access Person unless otherwise specifically exempted by the Compliance Committee. “Access Person” and “Employee” have the same meaning and are used interchangeably in the Code.

FEDERAL SECURITIES LAWS: means the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940 (the “Advisers Act”), as amended, (and all rules adopted under those Acts) the Sarbanes-Oxley Act of 2002, Title V of the GrammLeach-Bliley Act of 1999, as amended, the Bank Secrecy Act of 1970, as amended, and all rules adopted under any of these statutes by the Securities and Exchange Commission or the Department of the Treasury.

Exhibit 2 - Post Compliance Manual

PRIVATE INVESTMENTS: Private investments involve the sale of securities to a relatively small number of qualified investors in a private transaction, rather than through an exchange or over the counter market (Post’s private funds are considered private investments). Private investments may not have to be registered with the Securities and Exchange Commission and in many cases detailed financial information is not disclosed. Examples include, but are not limited to hedge funds, limited partnerships, and private equity transactions.

REPORTABLE FUND: means (i) any fund for which the Adviser serves as an investment adviser as defined by the Investment Advisers Act of 1940; or (ii) any fund whose investment adviser or principal underwriter controls the Adviser, is controlled by the Adviser, or is in common control with the Adviser.

REPORTABLE SECURITY: means all securities except that it does not include: direct obligations of the Government of the United States; banker’s acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments, including repurchase agreements; shares issued by money market funds; shares issued by mutual funds other than funds advised or sub-advised by the Adviser or an affiliate of the Adviser; and shares issued by unit investment trusts (“UIT”) that are invested exclusively in one or more open-end mutual funds, none of which are advised or sub-advised by the Adviser or an affiliate of the adviser. Security includes, but is not limited to fixed income securities, equity securities, options and limited or private placement offerings of securities (see also Exempt Securities, below for further information on exempt securities).

MASTER SECURITIES LISTS: Records known as the “Master Securities List” are maintained by Post. The Master Securities List includes the Matrix, which lists the names of all Securities that Post currently holds in client accounts (the “Matrix”), and the Watch List, which includes: (i) issuers in which Post does not wish to trade without internal discussion (these Securities may not be traded without approval from Compliance) and (ii) certain companies identified by PFG to reflect affiliations with such companies.

Names of Securities shall be removed from the Matrix after Post has entirely liquidated their position in such Security. Names of Securities shall be removed from the Watch List after an internal review (or in the case of PFG, when such affiliation with its board members terminates or is no longer an issue).

PROTEGENT PTA SYSTEM (“PTA SYSTEM”): Post utilizes the PTA System which allows Post employees to pre-clear trade authorizations, political campaign contributions, and to comply with reporting and certification requirements.

THE COMPLIANCE COMMITTEE: The Compliance Committee is responsible for the oversight and administration of the Code of Ethics.

III.	GENERAL PRINCIPLES

STATEMENT OF PURPOSE AND GENERAL PRINCIPLES

The purpose of this Code is to prevent conflicts of interest which may exist, or appear to exist, when persons associated with Post own or engage in transactions involving Securities (as defined above) that are owned or are being purchased or sold or are being considered for purchase or sale for the accounts of clients of Post. Central to this Code is the principle that employees of Post will adhere to the highest ethical standards and will act in accordance with the following fiduciary principles:

•	The duty at all times to place the interests of clients first.

•	The requirement to conduct all personal Securities transactions in a manner consistent with this Code so as to avoid any actual or potential conflicts of interest or abuse of an individual’s position of trust and responsibility.

Post employees are also subject to PFG’s Corporate Code of Ethics.

Exhibit 2 - Post Compliance Manual

STANDARDS OF BUSINESS CONDUCT

The following standards of business conduct shall govern personal investment activities and interpretation and administration of this Code:

•	The interests of advisory clients must be placed first at all times;

•	Personal Securities transactions must be conducted consistent with this Code and in such a manner as to avoid actual or potential conflicts of interest or abuse of an individual’s position of trust and responsibility;

The Code does not attempt to identify all possible conflicts of interests, and literal compliance with each of its specific provisions will not shield supervised and/or advisory personnel from liability for personal trading or other conduct that violates a fiduciary duty to advisory clients.

PROMPTLY REPORT VIOLATIONS OR POSSIBLE VIOLATIONS OF THE CODE

The Advisers Act requires all Employees of an investment adviser “to report any violations of your code of ethics promptly to your chief compliance officer ....or other persons designated ...in the code of ethics.” Accordingly if you commit a violation or become aware of a violation you must promptly report this to your manager or the Chief Compliance Officer. Should a manager be notified of an alleged violation, s/he shall promptly report such violation to the Chief Compliance Officer.

In addition, Post employees can also utilize the PFG “Whistle Blower” process. Any information passed through the Whistle Blower process will remain confidential.

Post employees may also call the PFG Ethics Hotline at 1-866-858-4433. The Ethics Hotline is staffed 24 hours a day, seven days a week.

STATUTORY GROUNDS FOR DISQUALIFICATION FROM EMPLOYMENT

Section 203(e) of the Advisers Act (as well as certain provisions of the Investment Company Act of 1940 applicable to registered investment advisers) mandates that no officer, director or employee of the Adviser may become or continue to remain an officer, director or employee without an exemptive order issued by the U.S. Securities and Exchange Commission if such director, officer or employee within the past ten years or during the course of employment:

•	has been convicted of any felony or misdemeanor or of a substantially equivalent crime by a foreign court of competent jurisdiction involving the purchase or sale of any security, the taking of false oath, the making of a false report, bribery, perjury, burglary, or conspiracy to commit such offense, or has been convicted of any crime that is punishable by imprisonment for 1 year or more years that is not described above;

•	has been convicted of any felony or misdemeanor or of a substantially equivalent crime by a foreign court involving the purchase or sale of any security; or arising out of their conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities dealer, transfer agent or entity or person required to register under the U.S. Commodity Exchange Act, or as an affiliated salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the Commodity Exchange Act; or

•	is or becomes permanently or temporarily enjoined by any court from (i) acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, transfer agent, or entity or person required to be registered under the U.S. Commodity Exchange Act, or as an affiliated salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the Commodity Exchange Act; or (ii) engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

It is your obligation to immediately report any conviction or injunction falling within the foregoing provisions to the Chief Compliance Officer or any other member of Post’s Compliance Committee.

IV.	PERSONAL SECURITIES TRANSACTIONS RULES

RESTRICTED AND PROHIBITED TRANSACTIONS

The following restrictions and limitations govern personal Securities transactions for all Employees/Access Persons:

1. Pre-clearance of all trades is valid for two calendar days (including the day the trade is approved). This applies to all market and limit orders, good-till-cancelled orders, and stop loss orders. If the trade is not fully executed by the second calendar day, a new approval will be required.

2. No Employee may acquire, directly or indirectly, Beneficial Ownership in any Security that is part of an initial public offering (“IPO”). Investment personnel may, however, in special circumstances, seek permission to purchase Securities in an IPO by submitting to Compliance a written request for approval of the purchase that includes a description of the special circumstances.

3. No Employee may buy, sell, or enter into any other securities or derivative transactions relating to any security issued by an entity on the Watch List.

4. No Employee may enter into a short sale of any security, options or derivative transactions.

5. No Employee may participate in Investment Clubs.

6. Reportable Securities that are purchased must be held for 30 calendar days prior to sale. If sold before the 30 calendar day holding period expires, any profits realized on the sale must be disgorged to a charitable organization. There is currently no holding period for securities sold at a loss. Access Persons may request exceptions to this prohibition by submitting a written request to the Chief Compliance Officer prior to realizing the profit. Such exceptions will be considered on a case-by-case basis, taking into consideration the facts and circumstances of each situation.

7. Reportable Securities sold may not be purchased at a lower price until at least 30 calendar days from the sale trade date.

8. No option may be purchased or written if the expiration date is less than 30 calendar days from the date of purchase. No option position may be closed less than 30 calendar days from the date it is established.

EXEMPT SECURITIES AND TRANSACTIONS

EXEMPTED SECURITIES. The securities listed below, unless noted otherwise, are exempt from the pre-clearance requirement, and the initial, quarterly and annual reporting requirements:

•	Direct obligations of the government of the United States.

•	Banker’s acceptances.

•	Bank certificates of deposit.

•	Commercial paper.

•	High quality short-term debt instrument, including repurchase agreements.

•	Shares issued by money market funds.

Exhibit 2 - Post Compliance Manual

•	Shares issued by mutual funds other than funds advised or sub-advised by the Adviser or an affiliate of the Adviser. Post advised and sub-advised funds including all private funds are subject to the pre-clearance and reporting requirements.

•	Shares issued by unit investment trusts (“UIT”) that are invested exclusively in one or more open-end mutual funds, none of which are advised or sub-advised by the Adviser or an affiliate of the adviser.

•	Shares of publicly traded closed end index funds, or index based unit investment trusts listed on a national exchange (e.g. SPDRs, DIAMONDS, NASDAQ 100 Trust, ETF’s, etc); provided however that holdings in such securities are subject to the quarterly and annual reporting requirements.

EXEMPTED TRANSACTION

•	Shares of mutual funds unless the Adviser or a PFG affiliate acts as the investment adviser or principal underwriter for the fund.

•	Transactions in Principal mutual funds (including Principal mutual funds underlying Principal variable life and variable annuity contracts).

•	Transactions in Principal stock. However, see restrictions and limitations in PURCHASE AND SALE OF PFG STOCK, below.

•	Foreign currency transactions (these are not deemed securities).

•	Securities acquired through an employer-sponsored automatic payroll deduction plan. Initial account setup of plan must be disclosed but ongoing purchases do not have to be pre-cleared. However, all sales must be pre-cleared and reported.

•	The acceptance of stock dividends resulting from securities already owned under a dividend reinvestment plan or in an automatic investment plan for the purchase of securities already owned. (Note: the initial purchase or establishment of an automatic investment plan or dividend investment plan must be pre-cleared.)

•	Purchases or sales which are non-volitional on the part of the Access Person in a fully discretionary managed account (where the Access Person has no investment authority and the broker-dealer makes all investment decisions). Such account must be reported to Compliance prior to opening.

SPECIFIC RULES PERTAINING TO FUND/CLIENT ACCOUNTS

•	Transactions of Investments in a Fund/Client Account (“Client Account”). No access person may purchase or sell a security for a personal account in which he/she has direct or indirect Beneficial Ownership, which is a current holding of a Client Account. In the event that a Client Account purchases a security help in an Employee’s personal account, the Employee shall not transact in said security.

•	Purchasing an Investment for a Client Account that is a Personal Holding. A Portfolio Manager or Analyst who is purchasing or selling an investment for a Client Account that is also a personal holding of the Portfolio Manager or Analyst in a Covered Account shall disclose such holding to his/her manager and Compliance before making such investment for the Client Account. A Portfolio Manager’s or Analyst’s holdings, however, shall have no effect on the Client Account’s ability to trade. Any purchase or sale for the portfolio must then be reviewed and approved by a Portfolio Manager who does not have an interest in the Security or issuer and such review must be documented in writing and maintained.

•	Establishing Positions Counter to Fund/Client Account Positions. No Access Person may establish a long position in his or her personal account in a security if any Client Account would benefit from a decrease in the value of such security. For example, the Access Person would be prohibited from establishing a long position if (1) the Client Account holds a put option on such security (aside from a put purchased for hedging purposes where the Client Account holds the underlying security); (2) the Client Account has written a call option on such security; or (3) the Client Account has sold such security short, other than “against-the-box.” Another example of this rule is that no Access Person may purchase a put option or write a call option where a Client Account holds a long position in the underlying security.

Exhibit 2 - Post Compliance Manual

SPECIAL RULES APPLICABLE TO DIRECTORS OF THE ADVISER

Any Director of the Adviser who also serves as a Director of an affiliated adviser shall be examined with regard to the affiliated adviser for their access to the affiliated advisers nonpublic information regarding any clients’ purchase or sale of securities; access to nonpublic information regarding the portfolio holdings of any advisory client; is involved in making securities recommendations to clients; or access to such recommendations that are nonpublic as to each Adviser of which the Director is a member of the Board. To the extent that such Director does not have such access to the affiliated adviser, that Director will be exempt from pre-clearance after a full examination and written documentation of the findings. At this time, Post’s Directors who are not also Post employees do not have access to trade activity or other information which would require them to pre-clear personal trades through Post.

PRE-CLEARANCE OF SECURITIES TRANSACTIONS

All Employees must receive pre-clearance approval for securities transactions from the Adviser’s Compliance department prior to entering into any transaction. Pre-clearance is not required for Exempted Securities or Exempted Transactions, however these transactions still may be subject to reporting requirements (see Exempted Securities and Exempted Transactions, above).

When seeking to purchase or sell securities for your personal account you should pay particular attention to the following most frequent Code violations noted by Compliance, but still must observe all provisions of the Code:

•	Failure to pre-clear a trade;

•	Trading more shares of a security than pre-cleared to trade;

•	Entering a Pre-Trade Authorization Form (“PTAF”) after the trade was executed;

•	Executing a trade after the expiration of a PTAF; and

•	Trading before expiration of the 30-day holding period (for gains only).

How to Pre-Clear a Trade

Pre-clearance of a trade can be accomplished in one of two ways:

•	On-line Pre-Clearance (PTA System) – A PTAF must be filed in the PTA System prior to trading. Approval/denial will be provided from the system immediately and a confirmation e-mail will be sent to the employee and Compliance.

•	Approval is valid for two calendar days, including the day the trade is approved.

•	Denied trades must not be executed.

•	Alternative Method of Pre-Clearance – Should an employee not have access to PTA System or the internet, a trade may be pre-cleared through Compliance. Employees may call or e-mail Compliance, who will then file a proxy PTAF for the trade in the PTA System. Employees must not execute the trade until they have received confirmation from Compliance that the PTAF was approved. When seeking to pre-clear through this alternative method, employees are required to provide Compliance with the following information:

•	Brokerage account information

•	Cusip or ticker and name of security

•	Price

•	Quantity

•	Buy/sell

Standard of Review for Pre-Clearance of Trades

Compliance has the authority and discretion to determine whether to grant or deny pre-clearance of a trade.

Exhibit 2 - Post Compliance Manual

PURCHASE OF PRIVATE INVESTMENTS

Private investments of any kind may only be acquired with prior approval from Compliance. This includes investments in Post’s private funds.

PURCHASE AND SALE OF PFG STOCK

Holdings and transactions in PFG stock are subject to the initial, quarterly and annual reporting requirements as well as the 30 day short swing profit restriction.

The restrictions imposed by PFG on Senior Management and other designated persons in connection with transactions in PFG stock are in addition to this Code and must be observed to the extent applicable. Employees are responsible for understanding whether they are subject to the Corporate Policy and Rules on trading in PFG stock.

V.	REPORTING REQUIREMENTS

INITIAL HOLDINGS REPORT

All Access Persons must, within 10 calendar days of the date of their hire or appointment as an Access Person, furnish the Compliance Department an Initial Holdings Report current as of a date no more than 45 calendar days prior to the date the person becomes an Access Person containing the following information: (i) the name, type, number of shares, exchange ticker or CUSIP number, and principal amount of each Security in which the Access Person had any direct or indirect Beneficial Ownership at the time the report was prepared; (ii) the name and address of the broker, dealer, or bank at which the Access Person maintains any account during the period covered in which securities were held for the direct or indirect benefit of the Access Person; (iii) the account number of any account described above; and (iv) the date the report was prepared.

QUARTERLY HOLDINGS REPORT

Access Persons shall file a report with the Compliance Department listing all their personal Securities transactions during the previous calendar quarter in any Security (except Exempted Securities and Securities purchased or sold in Exempted Transactions) in which such person has acquired any direct or indirect Beneficial Ownership. The report shall be in a format as required by Compliance and filed within 30 calendar days following the end of such calendar quarter. The report shall contain the following information:

•	The date of the transaction(s), the title, exchange ticker or CUSIP number, interest rate and maturity date (if applicable), number of shares, and principal amount of each Security involved;

•	The nature of the transaction (e.g., purchase, sale or any other type of acquisition or disposition);

•	The price at which the transaction was effected;

•	The name of the broker, dealer, or bank with or through which the transaction was effected; and

•	The date the report is submitted by the Access Person.

Access Persons must have their personal Securities account at a firm approved by the Compliance Department and must direct brokerage and other firms with which they have Securities accounts to furnish to the Compliance Department on a timely basis duplicate copies of periodic statements and trade confirmations of all personal Securities transactions. To the extent any new accounts are opened, Compliance must be notified immediately, and prior to any trading in such accounts.

ANNUAL HOLDINGS REPORT

Access Persons must submit an Annual Holdings Report to the Compliance Department using a statement or report that is dated no more than 45 calendar days prior to the date the report is submitted, containing the following information: (i) the name, type, number of shares, exchange ticker or CUSIP number, and principal amount of each Security in which the Access Person had any direct or indirect Beneficial Ownership at the time the report was prepared; (ii) the name and address of the broker, dealer, or bank at which the Access Person maintained any account during the period covered in which securities were held for the direct or indirect benefit of the Access Person; (iii) the account number of any account described above; and (iv) the date the report was prepared.

Exhibit 2 - Post Compliance Manual

Access Persons will be required on an annual basis within 30 days of the request to verify that their holdings are complete and accurate in the PTA system.

INITIAL AND ANNUAL CERTIFICATION OF COMPLIANCE

Compliance shall ensure that each Access Person receives a copy of this Code, and material amendments thereto and a written acknowledgement of receipt to be maintained within the PTA system. The Code is also available to all Access Persons via the N drive under N: /Post – Policies and Procedures.

All Access Persons will be required within 10 days of their appointment as an Access Person and annually thereafter to certify in writing that they have read and understand the Code and the Insider Trading Policy (the “Policy”) and its applicability to them, that they have complied with the requirements of the Code and Policy, and that they have disclosed or reported all personal Securities transactions as required by the Code.

VI.	GIFTS

Please see Post’s Business Gifts and Entertainment Policy.

VII.	SERVICE AS A DIRECTOR AND OTHER OUTSIDE BUSINESS INTERESTS

SERVICE AS A DIRECTOR

Access Persons are prohibited from serving, unless prior approval is granted, on the board of directors of any public company or any organization, trust, endowment or other organization (whether publicly listed, charitable or educational in nature, or otherwise) where they will gain financial information or participate in the investment decisions of the organization.

Authorization by Compliance is based on a determination that board service would be consistent with the interests of Post and its clients. Authorization can be requested by completing Exhibit A to the Code (Outside Business Activities and Service as a Director/Officer Approval Request Form) and submitting it to Compliance.

OUTSIDE BUSINESS ACTIVITIES

Access Persons must not undertake other business activities outside of Post which may cause, or appear to cause, conflicts of interest. Access Persons must request approval from Compliance for all outside business activities where Access Persons either have a controlling or influencing position, or receive monetary compensation for their involvement in that business. Approval can be requested by completing Exhibit A to the Code (Outside Business Activities and Service as a Director/Officer Approval Request Form) and submitting it to Compliance.

The Ethics Committee may determine that such involvement in additional business is an actual or perceived conflict of interest with an Access Person’s current position. In this situation, actions will need to be taken to rectify the conflict.

OTHER EMPLOYEE CONDUCT

Personal Financial Responsibility

It is important that employees properly manage their personal finances, particularly in matters of credit. Imprudent personal financial management may affect job performance and lead to more serious consequences for employees in positions of trust. In particular, Access Persons are not permitted to borrow from clients, or from providers of goods and services with whom Post deals, except those who engage in lending in the usual course of their business and then only on terms offered to others in similar circumstances, without special treatment.

Exhibit 2 - Post Compliance Manual

Taking Advantage of a Business Opportunity that Rightfully Belongs to Post

Access Persons must not take for their own advantage an opportunity that rightfully belongs to Post. Whenever Post has been actively soliciting a business opportunity, or the opportunity has been offered to it, Post’s funds, facilities or personnel have been used in pursuing the opportunity, that opportunity rightfully belongs to Post and not employees who may be in a position to divert the opportunity for their own benefits.

VIII	POLITICAL CONTRIBUTIONS

Please see Post’s Political Contributions Policy.

IX CONFIDENTIALITY

All information relating to past, current and prospective clients is highly confidential and is not to be discussed with anyone outside the Post organization without the written approval of Compliance. One of the most sensitive and difficult areas in Post’s daily business activities involves information regarding investment plans or programs and possible or actual securities transactions by Post.

X. ADMINISTRATION AND SANCTIONS

The Chief Compliance Officer (or his/her designee) shall have the authority to interpret the Code and grant exceptions to the Code when appropriate. When exceptions are granted the Chief Compliance Officer or his/her designee shall make a record and explain in writing the reasons and parameters of such exceptions.

The Chief Compliance Officer (or his/her designee) shall maintain a system for the regular review of all reports of personal securities transactions and holdings filed under this Code.

Upon discovering a violation of this Code, the Chief Compliance Officer of the Adviser shall impose such sanctions as determined appropriate. Sanctions may include a letter of warning, suspension of personal Securities transactions, and other sanctions up to and including suspension or termination of employment. In addition, any profits over $100 from prohibited transactions must be disgorged.

Annually, those individuals charged with the responsibility for monitoring compliance with this Code shall prepare a written report to the Board of Directors of the Adviser that, at a minimum, will include:

•	A certification that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating the Code;

•	Identification of material violations and sanctions imposed in response to those violations during the past year;

•	A description of issues that arose during the previous year under the Code; and

•	Recommendations, if any, as to changes in existing restrictions or procedures based upon experience with this Code, evolving industry practices and changes and developments in applicable laws or regulations.

Exhibit 2 - Post Compliance Manual

EXHIBIT A

OUTSIDE BUSINESS ACTIVITIES AND SERVICE AS DIRECTOR/OFFICER APPROVAL REQUEST FORM

Complete this form for each Officer/Director and/or outside business activity you plan to engage in. Please note that all outside business activities must be pre-cleared through the completion and approval of this form, including any outside employment. Retain a copy of the completed form for your records.

1. Do you currently serve, or do you plan to serve, as an officer, director/trustee, partner, or employee of any entity other than Post? Yes  No

2. Do you, or a member of your immediate family (including a spouse, minor child, or dependent or relative of you sharing the same household), own, or plan to own, directly or indirectly, 5% or more of the outstanding voting securities of any entity? Yes  No

If you answered yes to either of the above questions, fill out the below.

3. Please provide the following information with respect to your Officer/Director and/or outside business activity or planned outside business activity:

•	Name of outside entity:

•	Address:

•	Country or state of formation:

•	Is the company publicly or privately held? ☐ Publicly ☐ Privately

•	Type of business:

•	Title or position:

☐ Director/Trustee   ☐ Officer  ☐ Shareholder ☐  Partner ☐  Employee ☐  Other:

•	Amount of compensation from the outside business activity, if any: $

•	Frequency of compensation from outside business activity:

☐	Weekly Bi-Weekly Monthly Annually

•	Amount and percentage of any stock ownership, partnership or other financial interest in this entity:

•	Number of shares or units:

•	Cost per share or unit:

•	Percentage of total shares or units:

•	Description of your activities, duties, and responsibilities with regard to this entity:

•	Approximate amount of time spent or planned to be spent on outside business activity (hours/week):

•	Approximate amount of time spent or planned to be spent on outside business activity during Post’s normal office hours (hours/week):

•	Describe any relationship or connection or any kind between the outside entity and Post:

•	Did Post request that you accept this position with the outside entity? ☐ Yes ☐ No

Exhibit 2 - Post Compliance Manual

By signing below, I certify that my responses to this Officer/Director and/or Outside Business Activities Form are complete, true and accurate to the best of my knowledge. I will report any changes or corrections to this information promptly, in writing, to Compliance and will obtain prior written acknowledgement or approval as required by Compliance before any additional involvement such as participation in additional sales, holdings, compensation or participation in the company’s management or before engaging in any future outside business activities, including any outside employment. I hereby represent that this proposed outside business activity does not conflict with the interests of Post. I hereby confirm that the outside business activity described in this questionnaire is unrelated to and beyond the scope of my employment by Post. Notwithstanding the immediately preceding sentence, I understand that regulations and Post policy require that I obtain consent to engage in any outside business activity, and I acknowledge that such consent, if granted, is revocable at any time, in Post’s sole discretion and is subject to my understanding and acknowledgement that such outside business activity is in no way sponsored by Post and shall give rise to no liability on the part of Post whatsoever, whether by way of indemnification, insurance or otherwise.

Employee Name and Title	Date

Employee Signature

Chief Compliance Officer (or Designee)                             ☐ Approved             ☐ Not Approved

Approver Name and Title	Date

Approver Signature

Exhibit 2 - Post Compliance Manual

Compensation Policy

The purpose of this Compensation Policy (the “Policy”) is to provide clear guidance regarding Post Advisory Group, LLC’s (“Post”) compensation practices. Post recognizes the important role played by sound risk management in protecting its stakeholders. Moreover, Post acknowledges that inappropriate Compensation (as defined below) structures could, in certain circumstances, give the appearance of, or result in situations whereby individuals assume more risk on the relevant institution’s behalf than they would have done had they not been compensated in this manner.

Post Senior Management stresses responsibility and independence while encouraging active participation in all stages of the investment process. Employees that exemplify these characteristics are awarded with increased responsibility, accountability and compensation commensurate with their increased contribution.

In preparing this Policy, Post has taken into account the nature, scale and complexity of its business. In determining the range of activities to be undertaken by Post, Post has given due consideration to the number of funds and clients, the type of investments, the investment strategies, the investment location, the distribution model and the investor base. Due consideration has also been given to the resources available to Post and the resources and expertise of the various third parties engaged to support Post and carry out certain functions on its behalf.

Scope of Compensation

Compensation consists of all forms of payments or benefits made directly by, or indirectly, but on behalf of Post, in exchange for professional services rendered by staff. This shall include all forms of payments or benefits paid by Post in exchange for professional services rendered by the Identified Staff (as defined below).

For further clarification, whenever payments, excluding reimbursements of costs and expenses, are made directly by a client to Post for the benefit of the relevant categories of Identified Staff for professional services rendered, which may otherwise result in a circumvention of the relevant Compensation rules, they shall be considered Compensation for the purpose of this Policy.

“Fixed Compensation” means payments or benefits without consideration of any performance criteria.

“Variable Compensation” means additional payments or benefits depending on performance or, in certain cases, other contractual criteria.

Identified Staff

The provisions of this policy apply only to Identified Staff. Identified Staff are staff members who have a material impact on Post’s risk profile. Specifically, Identified Staff members may fall into one or more of the following categories:

•	Senior Management.

•	Managing Directors.

•	Staff responsible for control functions, who head significant business areas, such as operational functions, financial condition, compliance and similar functions within Post.

•	Staff whose compensation takes them into the same bracket as Senior Management but who don’t fall into one of the categories above. Staff must be assessed on a case by case basis to determine whether they have a material impact on the risk profile of Post.

Exhibit 2 - Post Compliance Manual

Compensation Process

“Compensation” is comprised of base salary, cash and deferred bonus as well as profit-based incentive programs. Incentive Compensation is determined based upon the overall performance of Post as well as the individual’s value added contribution to Post during the specific Compensation period.

In addition to ensuring that this Policy aligns the risk taking behavior of staff with Post’s risk appetite, the Policy is designed to ensure that Post is able to attract, retain and motivate highly qualified staff. Post makes a concerted effort to provide our employees with interesting and challenging responsibilities, transparent career paths, a collaborative and dynamic working environment, competitive compensation and the opportunity to be part of a successful company that encourages communication and new ideas.

Variable Compensation

Variable Compensation is an important tool to incentivize staff. It also gives Post flexibility such that, in years where Post performs poorly, variable Compensation may be reduced or eliminated and the capital of Post can be preserved. In some circumstances, however, Variable Compensation, if inappropriately structured, can lead to excessive risk taking as employees may be incentivized to keep taking risk to maintain their Variable Compensation.

In deciding the mix between Fixed Compensation and Variable Compensation, Post is mindful of the need to ensure that the basic pay of staff is adequate to compensate the professional services rendered taking into account, inter alia, the level of education, the degree of seniority, the level and expertise and skills required. Variable Compensation allows Post to reduce the risk that its capital base is eroded due to the need to pay Fixed Compensation costs should trading revenues decline.

Compensation Identification

Subject to the finalization of the annual financial statements and during the first quarter of each financial year in, Post shall decide what, if any, Variable Compensation to award staff.

The factors that are taken into account in deciding the quantum of the bonus are as follows:

•	the profit that Post made during the previous year;

•	for revenue producing roles, the risk and resource adjusted profit or loss in comparison to the expected profit or loss in addition to the achievement of any specific objectives;

•	the resources that were consumed (for example IT, capital, legal and compliance resources);

•	for non-revenue producing roles, achievement against objectives and whether the individual met or exceeded what was expected of them during the year;

•	for all roles, compliance by the individual with all relevant compliance and risk requirements and other firm policies and procedures;

•	for all roles, the achievement of objectives which are set during the annual review process and updated during the year;

•	whether the individual helped to develop new businesses, improved processes, worked in a collegial way and assisted in the training, education and mentoring of other employees; and

•	other factors as may be determined from time to time by Post.

Exhibit 2 - Post Compliance Manual

Compensation Principles

It is primarily the responsibility of Senior Management to assess its own characteristics and to develop and implement Compensation policies and practices which appropriately align the risks faced and provide adequate and effective incentives to its staff.

When establishing and applying the total Compensation, inclusive of salaries and discretionary benefits for Identified Staff, Post shall comply with the following principles in a way and to the extent that is appropriate taking into account its size, internal organization and the nature, scope and complexity of its activities:

•	Staff engaged in control functions are compensated in accordance with the achievement of the objectives linked to their functions, independent of the performance of the business areas they control in order to avoid any conflict of interest;

•	Where Compensation is performance related, the total amount of Compensation is based on a combination of the assessment of the performance of the individual and of the business unit and of the overall results of Post, and when assessing individual performance, financial as well as non-financial criteria are taken into account;

•	Payments related to the early termination of a contract reflect performance achieved over time and are designed in a way that does not reward failure.

Board Oversight

The Post Advisory Board of Directors will be responsible for the oversight of this compensation policy. The Post Advisory Board of Directors and Principal Financial Group Human Resource Committee of the Board are responsible for oversight of Post’s fixed compensation and variable compensation structures. The Post Advisory Board of Directors will review the appropriateness of the Policy annually and will ensure that it is operating as intended. The Policy shall be reviewed and updated as necessary on at least an annual basis to ensure compliance with applicable national and international regulation, principles and standards. Material changes to this Policy will be approved by the Post Advisory Board of Directors based on recommendations made by Post’s Senior Management.

Exhibit 2 - Post Compliance Manual

Corporate Travel and Expense Reimbursement Policy

I. Introduction

This Policy outlines Post Advisory Group’s (Post) standard corporate travel practices and expense reimbursement procedures. Post employees at every level are responsible for expense management. Proposed business trips should be reviewed to determine if:

•	Travel is necessary.

•	There are non-travel alternatives, e.g., email, telephone or video-conferencing.

•	It can be combined with another trip.

Expenses should be incurred, approved and reimbursed in a manner consistent with our usual business practices. While this Policy represents consistent standards for all employees in most situations, circumstances not addressed in this Policy may arise and should be dealt with in a manner that is appropriate and reasonable to the guidance provided within this Policy.

Failure to comply with any element of this Policy is monitored and addressed with the employee and his or her leader. Senior management will review periodic reports of approved and reimbursed expenses. Any misrepresentation of expenses by either an employee submitting an expense report or an employee approving such report may result in disciplinary action up to and possibly including termination of employment.

II. Air, Hotel, Car and Ground Transportation

Air Travel—Employees are expected to travel by commercial airlines utilizing lowest logical available coach/economy class airfare at the time of ticketing for all domestic travel. Often times this means purchasing a non-refundable ticket. Post recommends that all travel be booked at least 14 days in advance of scheduled departure.

Business class seating is considered appropriate for international destinations where a non-stop flight (considered 1 leg) within the trip is 8 hours or more, multiple leg trips that have a single leg in excess of 8 hours or where the travel is overnight with business being conducted upon arrival. Before making international travel arrangements, the business need of the trip and all alternate means (teleconferencing, video conferencing, web conferencing, etc.) of achieving a similar end result should have been exhausted.

Employees may accept and retain frequent flyer miles while traveling on company business; however, they may not deliberately patronize a single airline to accumulate frequent flyer miles if less expensive comparable tickets are available on another airline.

Airline Baggage Fees – Post will reimburse one bag per person if traveling domestically and two bags if traveling internationally based on standard weight according to each applicable airline (no overweight bag fees can be expensed).

Lodging—Employees are expected to select business-class, conveniently located, moderately priced hotels. Deluxe accommodations for typical business travel are not considered a necessary business expense. No lodging expense is authorized for trips under 50 miles (100 miles round trip) unless there is a compelling business reason, the employee receives pre-approval from his/her manager and the reason is fully documented in the Expense Report.

Employees are expected to cancel any guaranteed reservations by the appropriate time the day of arrival to avoid “no show” charges. Penalties incurred for non-cancellation of guaranteed hotel reservations are the responsibility of the employee. Exceptions will be considered on a case-by-case basis.

Car Rental – When business need dictates the use of a rental car when traveling, mid-size cars or smaller should be used unless business needs dictate a larger vehicle.

Corporate Travel and Expense Reimbursement Policy 2013

When renting a car is not feasible and a personal auto is used for business travel, Post reimburses mileage at the current IRS rate. Fuel charges cannot be expensed when claiming mileage reimbursement as the reimbursement rate includes fuel costs. In most cases, mileage between an employee’s home and office is not reimbursable. Only mileage in excess of an employee’s normal commute to the office is reimbursable.

Employees are required to keep adequate records such as a written travel log with complete and accurate mileage records for each business use of their personal vehicle. The IRS requires employees retain these records for a period of seven years.

Ground Transportation—Airport shuttles, buses or other reasonable, cost-effective car services should be used whenever possible for travel to and from airports. Travelers using their personal auto for transportation to/from their home airport will be reimbursed at the current IRS mileage rate.

Parking/Tolls—Post will reimburse reasonable costs for airport and hotel self-parking charges and tolls while traveling on company business.

III. Business Entertainment and Meals

Business Entertainment and Meals—Expenses for entertaining business associates are allowable company-paid expenses if reasonable and related to a business purpose. Such expenditures should be allowable and are subject to Post’s Business Gifts and Entertainment Policy

The following information must be provided in the expense report:

•	Names, title, position and company name of individual(s) entertained.

•	Date and description of entertainment event.

•	Name and location of the establishment where it took place.

•	Specific business topic(s) discussed.

Any business entertainment that is illegal, encourages inappropriate conduct or otherwise compromises the participants, exposes participants to civil liability, or would reflect poorly on Post due to the nature of the entertainment, venue or other circumstances shall not be permitted. This is expected regardless of whether Post is paying for the expense.

Employees dining together, while not traveling, do not qualify as business entertainment. For additional clarification on the reporting requirements and applicable limits for providing business entertainment and meals, please refer to Section IV of Post’s Business Gifts and Entertainment Policy.

Alcoholic Beverages – The use of alcohol for business entertainment purposes should be kept to a minimum. Employees should be aware that the purchase and use of alcohol places significant legal exposure on Post and should act prudently to avoid excessive consumption by guests or Post employees.

Employee Meals while Travelling—Post will reimburse employees for meal costs incurred while travelling away from home overnight on company business. It is expected employees meal costs will be reasonable and eligible according to this Policy and our usual business practices.

IV. Non-Reimbursable Expenses

The following exclusions are examples only and are not intended to represent all items for which Post will not reimburse.

•	Car washes

•	Clothing purchases

•	Fines for parking or moving violations incurred by employees while traveling on company business (whether by personal or rented vehicle)

•	First class tickets or upgrades

•	Frequent flier and other promotional incentive programs

•	Loss or damage to personal property – normal wear and tear on personal luggage should be expected and is not reimbursable. Claims for lost, damaged or stolen property should be filed with the appropriate airline, hotel, personal insurance or other agency.

•	Membership dues at any country club, private club, athletic club, golf club, tennis club or similar recreational organization

•	Movies, liquor or bar costs (in-room and in-flight)

•	Spa or exercise charges

•	Toiletry articles and other personal expenditures

•	Valet/laundry/dry cleaning services, except if traveling for 6 consecutive days or more

•	Expenses for spouses, friends, or relatives who accompany an employee on a business trip

V. Miscellaneous

Internet Service—Post will reimburse employees for internet fees incurred while using Post’s remote access applications.

Phone Usage—Post strongly discourages the use of personal mobile telephones to conduct company business. Travelers should use a company cell phone for all business-related telephone calls whenever possible. For travelers without a company cell phone, the company will reimburse telephone expenses when they are required for business purposes.

Passports and Visa—Passports are required for nearly every international destination and are recommended for all travel outside the United States. In some cases, travelers will need additional travel documentation such as a visa. Processing fees for documentation requirements are reimbursable expenses.

Post employees are responsible for obtaining, and required to use, the appropriate visas when traveling internationally. Use of a tourist visa for business travel may be considered a willful misrepresentation of a material fact, or fraud. The ramifications for Americans arriving without valid passports and the appropriate visas vary from country to country.

VI. Expense Reimbursement

All employees seeking payment or reimbursement of travel, entertainment and other expenses must submit a completed and approved Expense Report in a timely and accurate manner. Expense Reports should be approved by your department manager and submitted as soon as possible upon trip completion or immediately upon purchase of goods/services. Expenses submitted beyond 45-days of expenditure will not be reimbursed. Exceptions may be considered on a case-by-case basis.

Expense Reports must include the employee’s name, date and destination of travels, and must document the business purpose of each trip taken. Employees must briefly describe each trip’s purpose in the “Description” section of the Expense Report. The IRS requires adequate substantiation of the business purpose.

Post is required by the IRS to collect and store itemized receipts for certain expenses. While it is preferable that all receipts be submitted, receipts are required for all expenses over $25 (except for mileage or tolls). A receipt must be original and must include sufficient information to establish the amount, date, place and the essential character of the expenditure. Credit card charge slips alone that do not contain the itemized detail are not considered adequate support. Hotel, meals and entertainment expense reimbursements must include the itemized receipt.

If, for any reason, a valid receipt is not available or has been lost, a written explanation must be provided in order to obtain reimbursement. Photocopies of receipts are not acceptable in most circumstances. However, if this is the only substantiation for expenditure, an explanation must be provided on the Expense Report.

Expense Report approval should be completed by the employee’s immediate supervisor/manager or other authorized employee within the company who has sufficient familiarity with the employee’s responsibilities and Post’s policies and procedures. Approvers must be sure the expenses reported are:

•	Proper and required for company business

•	Reasonable in amount

•	Submitted promptly

•	Validated with receipts supporting reported expenditures

VII. Corporate Credit Card

With the approval of Post’s management team, certain employees are issued an American Express (AMEX) corporate credit card to pay for business travel-related expenses or other business-related expenses. The AMEX corporate credit card is to be used for Post business only and should not be used for personal expenses.

Charges made using the AMEX corporate credit card are subject to this Policy, its documentation, expense submission requirements and disciplinary actions for misrepresentations.

VIII. Overall Considerations

If you have questions about this Policy, contact Post’s Chief Financial Officer.

Exhibit 2 - Post Compliance Manual

Cross Trade Policy

For Clients and Funds Not Subject to ERISA

Overview

Post Advisory Group, LLC (“Post”) may effect cross trades between one or more accounts under its management. Post conducts cross trades when it believes that such cross trades are in the best interests of its clients, which may also include Post’s belief that such cross trades may be executed on similar or more favorable terms than would be available in the open market. Clients may terminate the right of the account to participate in cross trades at any time by providing written notice to Post. Post does not base its fee schedule on whether the client has agreed to participate in cross trades.

Criteria

The following criteria are utilized in determining that the cross trade will be beneficial to all clients involved:

•	Generally, in order to determine an independent current market price, Post seeks to obtain at least two bids and offers from two independent brokers (if available) for each security involved in a cross trade. The price for the cross transaction is the midpoint (the average between the highest bid and lowest offer price or the last reported sale price if traded on a market exchange) with the customary transfer fee divided evenly between the buying and selling account(s).

•	The cross trade price including the customary transfer fee paid by both the buying and selling account in the cross trade must generally be lower than the buyer would pay in the open market and higher than the seller would receive in the open market.

•	The buying account’s open market price is deemed to be the lowest offer price from the quotes referenced above. The selling account’s open market price is deemed to be the highest bid price from the quotes referenced above. Generally, there are no brokerage commissions or fees paid by the client other than customary transfer fees divided evenly between the buying and selling account(s).

•	If there is an outright purchase or sale of the security in the market on the same day as the cross trade, Post may choose to use the price of that transaction as the price for the cross trade. In such cases, Post seeks to obtain a quote showing that the bid (in cases where the cross trade is based on an outright buy price) is lower than the price used in the cross, or a quote showing that the ask (in cases where the cross trade is based on an outright sell price) is higher than the price used in the cross.

Securities Allocation Policy

Post believes that this Cross Trade Policy (the “Policy”) coupled with Post’s Securities Allocation Policy attempt to effectively mitigate any potential conflicting division of loyalties and responsibilities with the parties involved. In the unlikely event that Post determines otherwise, Post will refrain from engaging in such cross trade.

All cross trades are allocated in accordance with Post’s Securities Allocation Policy.

Compliance Review

All cross trades shall be reviewed by Compliance prior to settlement to ensure that the Cross Trade Checklist (Exhibit A attached hereto) has been properly completed for each cross trade transaction. Compliance must be consulted before entering into any cross trade transaction which is an exception from this Policy.

The above procedures are designed so that Post’s cross trade transactions are conducted in what Post believes to be a fair and equitable manner.

Post maintains a separate Cross Trade Policy for clients and funds subject to ERISA. See Post’s separate Cross Trade Policy for clients or funds subject to the Employee Retirement Income Securities Act of 1974, as amended (“ERISA”).

Exhibit 2 - Post Compliance Manual

Exhibit A Cross Trade Checklist: Non-ERISA Accounts

1. Transaction Information a. Trade Date: b. Purchasing Account(s):* c. Selling Account(s):* d. Security Name:
e. Security CUSIP:

f. Number of Units Crossed (in thousands):

2. Are market quotations for the security readily available?

3. Will Purchaser and Seller both benefit?

4. Is the cross price established by taking the average of the highest current independent bid and the lowest current independent offer (or the last reported sale price if traded on a market exchange)?

        a. If no, explain and attach supporting documentation.

	Yes Yes Yes	No No No	N/A N/A N/A

b. If yes, complete (i)-(iii) below and attach supporting documentation. i. Highest bid is: ii. Lowest offer is:
iii. Cross price (the average between the highest bid and the lowest offer or last reported sales price) is:** iv. Customary administrative/transfer fee is:
v. Was the administrative/transfer fee shared equally by the Buyer and Seller? vi. Buyer’s price (the cross price plus half of the customary transfer fee) is:	Yes	No	N/A
vii. Seller’s price (the cross price minus half of the customary transfer fee) is:
5. Was any commission or other remuneration paid in connection with this trade other than the customary administrative/transfer fee? a. If yes, indicate amount and to whom paid:	Yes	No	N/A

        b. If yes, was the commission shared equally by the Purchaser and

        Seller? i. If no, attach Compliance approval documentation.

*See cross trade restrictions in Guidelines Database.

**Equity Trades in Open Market would include a reasonable commission.

	Yes	No	N/A
6. Reason for cross trade (i.e. raising cash, rebalancing portfolios, investing cash, etc.)
Operations Approval		Date
Compliance Approval		Date

Exhibit 2 - Post Compliance Manual

Cross Trade Policy

For Clients and Funds Subject to ERISA

Overview

Post Advisory Group, LLC (“Post”) may effect cross trades between one or more accounts subject to the Employee Retirement Income Securities Act of 1974, as amended (“ERISA”) provided such cross trades are transacted in accordance with Section 408(b)(19) of ERISA and the rules and regulations promulgated thereunder. Post conducts cross trades when (i) it believes that such cross trades are in the best interests of all participating clients, which may also include Post’s belief that such cross trades may be executed on similar or more favorable terms than would be available in the open market, and (ii) the purchase or sale of the security for the accounts involved (in the cross trade) is believed to be a prudent investment decision for each such account independent from the opportunity to participate in the cross trade. ERISA clients must provide prior written authorization before cross trades are effected for its account. ERISA clients may terminate the Plan’s ability to participate in cross trades at any time by providing written notice to Post. Post does not base its fee schedule on whether the ERISA client has agreed to participate in cross trades.

Criteria

The following criteria are utilized in determining that the cross trade will be beneficial to all clients involved:

•	Cross trades will be effected at the “Independent Current Market Price” in accordance with Section 17a-7 of the regulations promulgated under the Investment Company Act of 1940. To determine the “Independent Current Market Price,” Post seeks to obtain at least two bids and offers from two independent brokers (if available) for each security involved in a cross trade. The price for the cross transaction is the midpoint (the average between the highest bid and lowest offer price or the last reported sale price if traded on a market exchange) with the customary transfer fee divided evenly between the buying and selling account(s).

•	The cross trade price including the customary transfer fee paid by both the buying and selling account in the cross trade must generally be lower than the buyer would pay in the open market and higher than the seller would receive in the open market.

•	The buying account’s open market price is deemed to be the lowest offer price from the quotes referenced above. The selling account’s open market price is deemed to be the highest bid price from the quotes referenced above. For any equity security crossed at the last reported sale price, the buying and selling accounts’ open market price is deemed to be the last reported sale price plus a reasonable commission.

•	There are no brokerage commissions or fees paid by ERISA clients other than customary transfer fees divided evenly between the buying and selling account(s).

Certification

Each ERISA client shall certify in writing that it has at least $100MM in assets in order to be eligible to participate in cross trades and agree to notify Post at any time such assets fall below $100MM.

Securities Allocation Policy

Post believes that this Cross Trade Policy (the “Policy”) coupled with Post’s Securities Allocation Policy attempt to effectively mitigate any potential conflicting division of loyalties and responsibilities with the parties involved. In the unlikely event that Post determines otherwise, Post will refrain from engaging in such cross trade.

All cross trades are allocated in accordance with Post’s Securities Allocation Policy.

Compliance Review

All cross trades shall be reviewed on a trade by trade basis prior to settlement and reported upon a quarterly basis by Darcyne Choe, Post’s Chief Compliance Officer, or at her direction. Ms. Choe has performed compliance functions for the firm since 2004. Ms. Choe ensures that the ERISA Cross Trade Checklist (Exhibit A, attached hereto) has been properly completed and is in compliance with Section 408(b)(19)(H) of ERISA.

Exhibit 2 - Post Compliance Manual

Reporting

Post’s Compliance Department provides each ERISA client that engages in cross trades with a report within 90 days after the end of the calendar quarter which summarizes the cross trades which occurred during such quarter.

Ms. Choe issues a report to each ERISA client within 90 days after the end of each annual period to each ERISA client that engages in cross trades indicating whether such cross trades were transacted in accordance with this Policy, as required by ERISA and the regulations thereunder.

The above procedures are designed so that Post’s cross trade transactions are conducted in what Post believes to be a fair and equitable manner.

Exhibit 2 - Post Compliance Manual

Exhibit A

Cross Trade Checklist: ERISA Accounts

1. Transaction Information

a. Trade Date:

b. Purchasing Account:*

c. Selling Account:*

d. Security Name:

e. Security CUSIP:

f. Number of units crossed (in thousands):

2. Are market quotations for the security readily available?	Yes	No	n/a

3.      Is the cross price established by taking the average of the highest current independent bid and the lowest current independent offer (or the last reported sale price if traded on a market exchange)?

	Yes	No	n/a

a. Please complete i.-vi. below and attach supporting documentation

i. Highest bid (the seller’s price in the open market) is:

ii. Lowest offer (the buyer’s price in the open market) is:

iii. Cross price (average between the highest bid and lowest offer or last reported sale price) is:**

iv. Customary administrative/transfer fee is:

v. Buyer’s price (the cross price plus half of the customary transfer fee) is:

vi. Seller’s price (the cross price minus half of the customary transfer fee) is:

4. Was the cross trade price better than each client would have paid in the open market?

	Yes	No	n/a

* See cross trade restrictions in Guidelines Database

** Equity Trades in Open Market would include a reasonable commission

5 Reason for cross trade (i.e. raising cash, rebalancing portfolios, investing cash, etc.):

Operations Approval	Date
Compliance Approval	Date

Exhibit 2 - Post Compliance Manual

Derivatives Policy

Purpose

The use of derivatives at Post Advisory Group, LLC (“Post”) is monitored by Post Compliance (“Compliance”) in coordination with the terms of applicable client mandates. The purpose of the Derivatives Policy (“Policy”) is to define the limitations, policy guidelines and procedures for use of derivative instruments by Post in its role as an investment manager (the “Manager”). Post shall not use derivative instruments unless it is capable of independently evaluating risks associated with the use of derivatives or trading strategies which involve them.

This Policy requires OTC derivatives trading to be undertaken only by those at Post who have a demonstrated capacity to evaluate OTC derivatives trading recommendations and a thorough understanding of the potential risks and rewards associated with each OTC derivative which is traded on behalf of Post managed accounts, whether recommended by a third party or not. The Portfolio Managers are responsible for evaluating derivatives recommendations from dealers and making trading decisions on behalf of Post’s client’s best interests. The Portfolio Managers are capable of independently evaluating the appropriateness of potential trades and exercising independent judgment in evaluating trade recommendations. In the event that a recommendation of an OTC derivative or trading strategy is made to Post by a swap dealer (“Swap Dealer”) or major swap participant (“MSP”), the recipient of any such recommendation, must, before acting on any such recommendation, have:

(i)	Extensive experience trading such recommended swap or trading strategy;

(ii)	The technological capability to thoroughly evaluate the risks and reward of the recommended swap or trading strategy;

(iii)	Obtained from the person making the recommendation a scenario analysis and the daily marks from the past ten (10) days of trading of such swap or trading strategy or its substantial equivalent;

(iv)	A reasonable basis for determining that the recommended swap or trading strategy is suitable for the relevant Fund;

(v)	Assurance and confirmation that the person making the recommendation has previously obtained certain information about the Fund (prior to making the recommendation, which information forms a basis for the recommendation), including the investment profile, trading objectives and ability to absorb potential losses associated with the recommended derivative or trading strategy.

Post, when receiving recommendations from Swap Dealers or MSPs must keep a record of any such recommendation and be capable of independently evaluating investment risks and exercising independent judgment with regard to executing the recommended derivative or trading strategy.

Limitations on the Use of Derivatives

Post’s use of derivatives are subject to applicable controlling law and shall not conflict with restrictions that may be placed on use by individual clients. The objectives and strategies are bound by the constraints of each individual client mandate. In instances where derivative use is permissible, but where limitations are not clearly defined, Post shall use prudent portfolio management techniques.

Oversight

Compliance reviews quarterly reports relating to the execution of derivatives trading. At least annually, Compliance reviews the outstanding derivative positions and counterparty exposure.

Additionally, in the event Post becomes aware of material information that affects Post’s assessment of an approved counterparty, Post may take action to cease or reduce trading volume as appropriate.

Derivatives Policy 2013 1

Derivatives Policy 2013

Exhibit 2 - Post Compliance Manual

Electronic Communications Policy

Overview

Rule 204-2(a)(7) of the Investment Advisers Act of 1940, as amended, requires that Post Advisory Group, LLC (“Post”) maintain originals of all written communication received and copies of all written communication sent to any party, including persons who are not clients of Post, relating to the business of providing investment services. The SEC has taken the position that written communications also include e-mail sent or received. Our firm policy is to electronically store all e-mail on the company’s server, to ensure that all business related e-mails are maintained.

General

•	E-mail messages and Bloomberg messaging messages (collectively, “Post Electronic Communications”) should be professional in content and tone and should not contain information or statements that could prove embarrassing or compromising to the company, you or others.

•	Use caution when forwarding messages and be mindful of the e-mail content, including the chain of forwarded/replied e-mails and attachments, so as to avoid violating the firm’s privacy policy or attorney-client privilege and disclosing trade secrets.

•	Post Electronic Communications use is reserved for business purposes.

•	Remember that Post Electronic Communications use is not private (all Post Electronic Communications are retained and subject to review; this includes any personal e-mails you send or receive on your Post e-mail account or Bloomberg messaging system). Post reserves the right to monitor all activity with or without notice and therefore users should have no expectation of privacy in the use of Post Electronic Communications.

•	Employees are prohibited from conducting business using any electronic communication system not maintained by Post, including but not limited to personal e-mail accounts, text messaging, instant messaging, Facebook and Twitter.

•	All e-mails sent out must include an appropriate disclosure. Currently employees e-mails should contain the following disclosure:

•	“This e-mail message is intended only for the use of the individual or entity to which it is addressed, and may contain information that is privileged and/or confidential. If you are not the intended recipient, any dissemination, distribution or copying of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately and delete or destroy all copies of the original message and attachments thereto. E-mail sent to or from Post Advisory Group, LLC or any of its affiliates may be retained as required by law or regulation.”

•	Post Electronic Communications may be discoverable in a legal action.

•	Use care, as information in e-mail may spread faster than other methods of communication to places you do not intend.

Review of Post Electronic Communications

The Compliance Department will periodically and randomly review employee e-mail and, in addition, will scan Post Electronic Communications using keywords and phrases for compliance with SEC regulations and the firm’s policies.

Post Electronic Communications Retention

All Post Electronic Communications sent and received are retained on Post’s server for a period of not less than 5 years.

Regulatory Cooperation

When e-mails are requested by any regulatory body, the Compliance Department will work with the Systems Administrator to provide requested e-mails.

Electronic Correspondence Policy June 2015

Social Media Use Overview

In accordance with Rule 206(4)-7 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), firms using Social Media1 are advised to adopt policies and procedures regarding Social Media platforms. While Post does not formally participate in the use of such platforms, Post has adopted the following policies to address the potential risks of employees’ personal use of Social Media.

Social Media Usage and Content Guidelines

Employees should note that in some circumstances, an employee’s personal use of Social Media can be construed as solicitation, advertising or marketing under Rule 206(4)-1 of the Advisers Act, of behalf of Post. Employees should also be mindful of personal Social Media content, so as to avoid violating Post’s Privacy Policy or attorney-client privilege and disclosing trade secrets.

The following guidelines apply to employees’ personal use of Social Media and are designed to avoid any violation or perceived violation of applicable laws and regulations:

•	Engaging in any form of business communication using a Social Media platform is strictly prohibited.

•	Posting of information or recommendations on specific products or services offered by Post is prohibited.

•	Social Media communication with Post’s clients or potential clients is prohibited.

•	Disclosure of Post’s name on Social Media sites is prohibited, without prior approval from Compliance. (Please note that listing Post as an employer on LinkedIn is exempt from this prohibition).

Certification

All employees are required to acknowledge on an annual basis that they have read and understand this Electronic Communications Policy (the “Policy”) and agree to comply.

System Access

Access to Post electronic systems (including computers, voicemail, and mobile devices) are protected by passwords. Employees must not disclose or reveal their passwords to anyone other than those Post information technology employees who are specifically authorized to obtain employee passwords. Employees must immediately inform Information Technology if they have reason to believe that any electronic system or device has been accessed by an unauthorized individual or that one of their passwords has been disseminated to unauthorized individuals.

Access to Post electronic systems should be primarily for reasons related to your work for Post. It is important that employees who are on a leave of absence not perform work during their leave of absence. Therefore, subject to exceptions for unique circumstances, system access will be temporarily suspended for any employee who is on a leave of absence that is either expected to last or does last for more than thirty (30) days. System access will be restored upon the employee’s return to work. Employees should contact Human Resources if they believe they require an exception to this policy.

Adherence to Policy

Any violations of the Policy may result in serious sanctions and may include a letter of warning and other sanctions up to suspension or termination of employment.

Questions

Any questions regarding this Policy or the use of Social Media should be directed to Compliance.

[1]	“Social Media” encompasses various activities that integrate technology, social interaction, and content creation. Social Media uses many platforms, including but not limited to, blogs, microblogs, wikis, photo/video sharing, podcasts, and social networking sites such as Facebook and Twitter.

Exhibit 2 - Post Compliance Manual

Expert Network Policy

Overview

Post Advisory Group, LLC (“Post”) employees may from time to time reach out to various consultants and expert networks (“Experts” or “Expert Networks”) in the course of business. This Expert Network Policy (the “Policy”) is designed to help ensure that Experts utilized by Post abide by U.S. Insider Trading laws and comply with Post’s Insider Trading Policy & Procedures. In addition, this Policy provides guidance on how to ensure employees are not receiving material non-public information from Experts and to avoid violations or perceived violations of applicable laws and regulations in the course of their communications.

Expert Selection Process

To ensure that the Expert Networks Post uses have appropriate compliance procedures in place, the use of Expert Networks must be approved by Compliance. Compliance may take into consideration the following factors, among others, in the process of approving Expert Networks: the quality and nature of compliance personnel and procedures the Expert Networks have in place, whether the Expert Networks vet their Experts, whether Experts are contractually forbidden by the Expert Network from obtaining material non-public information in breach of their fiduciary duties, Experts’ compensation arrangements (including the fees paid for consultative discussions), and methods and sources Experts use to obtain information.

Experts shall confirm via Post’s Expert Attestation (attached hereto as Exhibit A) that they are not bound by any confidentiality agreement or non-disclosure agreement which would prohibit them from revealing information about a company at issue and that they have read and will comply with Post’s Insider Trading Policy.

Communications with Experts

In order to oversee the quantity and content of Post employee communications with Experts, Compliance may keep records of communications with Experts.

Contact with experts should only be made through established channels of communication, such as company email and calls arranged through the Expert Network’s systems. Employees should confirm that the Expert is from an approved Expert Network prior to any communications, and, where practical, should request documentation of information provided by experts.

Ongoing Monitoring of Communications with Experts

Compliance may, from time to time, observe or monitor conversations with Experts and/or recorded communications with Experts at random. Compliance may also monitor timing of consultations with Experts.

Trading While in Possession of Material Non-Public Information

Employees are reminded that they are prohibited from trading in the securities of a company while in possession of material non-public information until such information either has been made public or has become obsolete. For more information on Post’s Watch List and related policies, please see Post’s Insider Trading Policy.

Employees are also strictly prohibited from using non-public information about companies obtained in the course of their employment for personal gain, such as disclosing information to third parties in exchange for a consulting fee.

Sharing of Material Non-Public Information

Employees are prohibited from disclosing material non-public information about companies obtained in the course of their employment, except to co-workers within Post who have a business need to know the information.

Exhibit 2 - Post Compliance Manual

Exhibit A

Expert Attestation

Post Advisory Group, LLC (“Post”) requires Expert s to attest to the below.

1. Do you understand that we are an investment firm, bound by various federal and state laws, regulations and court decisions, as well as general ethical and moral standards, who impose certain duties with respect to the use of inside information, and that the violation of these duties could subject both our firm and the individuals involved to severe civil and criminal penalties and resulting reputational damage?

☐ Yes                                                      ☐ No (Disqualify)

2. Do you understand that: a) information is “material” when a reasonable investor would consider it important in making an investment decision, b) when disclosure of the information would be viewed by a reasonable investor as having significantly altered the total mix of information made available, c) or when disclosure of the information is reasonably certain to have a substantial effect on the market price of a security?

☐ I understand                                         ☐ I do not understand (Disqualify)

3. Do you understand whether information is material or not is a fact-specific inquiry and must be evaluated on a case by case basis and relative to the company and facts in question (for example, a multi-million dollar contract may be immaterial to Boeing but material to a smaller capitalization company)?

☐ I understand                                         ☐I do not understand (Disqualify)

4. Do you understand that: a) material information may also relate to the market for a company’s securities; b) information about a significant order to purchase or sell securities may, in some contexts, be deemed material; and c) similarly, pre-publication information regarding reports to be issued in the financial press may also be deemed material?

☐ I understand                                         ☐ I do not understand (Disqualify)

5. Do you understand that: a) information is “public” when it has been disseminated broadly to investors in the marketplace; and b) tangible evidence of dissemination is the best indication that the information is public?

☐ I understand                                         ☐ I do not understand (Disqualify)

6. Do you agree to the following: a) you will not share with us any confidential information including material nonpublic information, b) you are not bound by any confidentiality agreement or non-disclosure agreement which would prohibit you from revealing information about a company at issue, and c) you will not provide our firm with any information that you are not permitted to disclose pursuant to a confidentiality agreement, a fiduciary obligation or other confidentiality obligation that you may have?

☐ I agree                                         ☐ I do not agree (Disqualify)

Signature	Date
Printed Name

Exhibit 2 - Post Compliance Manual

GIPS Error Correction Policy

Overview

This GIPS Error Correction Policy (the “Policy”) seeks to address circumstances where errors are made in, or that are directly related to, a GIPS compliant composite presentation by Post Advisory Group, LLC (“Post”). The errors can be quantitative or qualitative. The scope of this Policy applies to items required to be reported by GIPS in each Post composite strategy presentation.

Errors in presentations can result from, but are not limited to, incorrect, incomplete or missing:

• Composite Returns	• Firm Assets

• Benchmark Returns	• Number of Portfolios in a Composite

• Composite Assets	• Disclosure Language

Types of errors covered by this Policy may include, but are not limited to:

•	Input data errors

•	System/Spreadsheet calculation errors

•	Incorrect benchmark returns supplied by the benchmark source

•	Pricing problems

•	Index returns, customized or externally published, presented incorrectly
•	Misstated composite assets, returns, composite dispersion, or other disclosures and/or presentation statistics

Notwithstanding anything to the contrary contained herein, this Policy should not be construed as limiting the error discovery process, correction and restatements of information, or reporting of material corrected errors to prospective or current clients or their consultants who received inaccurate information from Post based on exercise of its business judgment.

Post’s Definition of Materiality

Post would determine an identified error to be immaterial and would take no action if the change is determined to be immaterial and does not require a change to any data or disclosures in the presentation. One example of this might be a membership change that has no impact on any presented firm or composite statistic.

Post would determine an identified error to be immaterial and would correct all affected presentations with no disclosure of the change if the change only impacts data in the presentation, and if:

•	The error impacts annual performance such that returns were understated in previous presentations. Corrections of the error results in improved performance.

•	Presented annual performance changes by +/- 40 or fewer basis points for fixed income, equity or balanced composites.

•	Presented benchmark returns are misstated by less than 10% of benchmark returns.

•	Reported annual statistics such as firm assets, composite assets, and the number of accounts in the composite as of year-end changed by less than 10% from the incorrectly stated number.
•	Reported three year annualized standard deviation changed by less than 5% from the incorrectly stated number.

•	Annual dispersion results are misstated by less than 15% of the dispersion for the period in question.

•	The error was an incorrect or missing required GIPS disclosure that would be unlikely to impact any prospective client’s decision to hire our services. The various risk aversions, tax limitations, international exchange issues, etc. of potential prospects should all be considered in determining the likelihood of impact. For example, a missing creation date may be considered unlikely to impact their decision.

Post would determine an identified error to be material and would correct all affected presentations with disclosure of the change and make every reasonable effort to provide a corrected presentation to all prospective clients and other parties that received the erroneous presentation if:

Exhibit 2 - Post Compliance Manual

•	Presented annual performance changes greater than +/- 40 basis points for fixed income, equity or balanced composites.

•	Regardless of the number of basis points, presented annual performance changes such that the gross and/or net composite performance moves from being greater than the performance of its benchmark index/indices, to being less than the performance of its benchmark index/indices.

•	Presented benchmark returns are misstated by more than 10% of benchmark returns.

•	Reported annual statistics such as firm assets, composite assets, and the number of accounts in the composite as of year-end changed by more than 10% from the incorrectly stated number.

•	Reported three year annualized standard deviation changed by more than 5% from the incorrectly stated number.

•	Annual dispersion results are misstated by more than 15% of the dispersion for the period in question.

•	Any incorrect or missing GIPS required disclosure that would be likely to impact any prospective client’s decision to hire our services. For example, a missing disclosure of the use of leverage or derivatives would likely to impact the decision of prospects who do not allow the use leverage or derivatives in their account.

Post’s Error Correction Process

Steps for resolving errors involving incorrect composite returns:

•	Recalculate the returns and quantify the error.

•	Determine whether Post deems the error to be material.

•	Decide on most appropriate action.

•	If the error is deemed to be material, it must be corrected and disclosed in a corrected presentation. Post shall use every reasonable effort to ensure that each party that received the erroneous presentation receives the corrected presentation with the disclosure. Disclosure of the change in the corrected presentation delivered to affected parties must be included for twelve months following the correction of the presentation.

•	Obtain approval from Compliance.

•	Document the original return, the corrected return, and the action taken.

Steps for resolving errors involving incorrect disclosure:

•	Determine whether Post deems the error to be material.

•	Decide on most appropriate action.

•	If the error is deemed to be material, it must be corrected and disclosed in a corrected presentation. Post shall use every reasonable effort to ensure that each party that received the erroneous presentation receives the corrected presentation with the disclosure. Disclosure of the change in the corrected presentation delivered to affected parties must be included for twelve months following the correction of the presentation.

•	Obtain approval from Compliance.

•	Document the original information, the corrected information, and the action taken.

Exhibit 2 - Post Compliance Manual

Identity Theft Prevention Policy

Because Post Advisory Group, LLC (“Post”) may be deemed to be a financial institution under SEC’s Regulation S-ID and because the interests that investors hold in Post managed funds (the “Funds”) may be deemed to be “covered accounts” under that regulation, we have adopted this identity theft prevention program (the “Policy”). The Policy is designed and intended to detect, prevent and mitigate identity theft in connection with initial or ongoing investments in a Fund by an individual natural person.

Section Headers

The Know Your Customer and Anti-Money Laundering processes for the Funds are carried out by the Administrator, and are set out in further detail in Post’s Anti-Money Laundering Policy. These processes are incorporated in the Policy and serve as a valuable source of id theft protection. Compliance shall at least annually confirm review such processes and determine whether such processes continue to serve as reliable sources of customer information and as safeguard.

Post has determined that the following requests (and any request similar to or relating to any of the following) constitute “Red Flags” under the Policy:

•	Changes in wire instructions,

•	Changes in payment instructions (both on an ad hoc and on a systematic basis) and instructions to direct payments and redemptions to a third party,

•	Changes in signing authority,

•	Requests to direct any redemption amounts or payments to a 3rd party,

•	Requests to recognize or sign an account control agreement,

•	Any changes in account titling purportedly resulting from marriage, divorce, or other domestic events,

Employees who have responsibility or control over or who are otherwise knowledgeable about investments in a fund held by an individual natural person are required to report the occurrence of any red flags to Compliance.

As part of annual review required by 206(4)-7, Compliance shall review list of red flags set forth above and consider policy revisions, on the basis of: types of investments accepted by funds, onboarding process for new investors (including KYC and AML processes), service provided by admin, custodians or other 3rd parties, interim reviews, methods it provides to access info regarding investments in funds and to grant redemption and other instructions, firm’s previous experiences w/ID theft.

Exhibit 2 - Post Compliance Manual

Insider Trading Policy

General

The professionals and staff of Post Advisory Group, LLC (“Post”) occasionally come into possession of material, non-public information (often called “inside information”). Various federal and state laws, regulations and court decisions, as well as general ethical and moral standards, impose certain duties with respect to the use of this inside information. The violation of these duties could subject both Post and the individuals involved to severe civil and criminal penalties and resulting reputational damage. Post views seriously any violation of this policy (the “Policy”). Violations constitute grounds for disciplinary sanctions, including dismissal.

Within an organization or affiliated group of organizations, courts may attribute one employee’s knowledge of inside information to another employee or group that later trades in the affected security, even if there had been no actual communication of this knowledge. Thus, by buying or selling a particular security in the normal course of business, Post personnel other than those with actual knowledge of inside information could inadvertently subject Post to liability. Alternatively, someone obtaining inside information in a legitimate set of circumstances may inadvertently restrict the legitimate trading activities of other persons within the company.

The risks in this area can be reduced through the conscientious use of a combination of trading restrictions and information barriers designed to confine material non-public information to a given individual, group or department. One purpose of this Policy is to establish procedures for applying these techniques in ways that offer protection to Post and its personnel, while providing flexibility to carry on Post’s investment management activities on behalf of our clients.

Contact Compliance if you have any questions on this Policy.

What is Material Information?

Information is “material” when a reasonable investor would consider it important in making an investment decision,1 when disclosure of the information would be viewed by a reasonable investor as having significantly altered the total mix of information made available,2 or when disclosure of the information is reasonably certain to have a substantial effect on the market price of a security.3 The general test is whether a reasonable investor would consider it important in deciding whether or not to buy or sell a security in the company. Generally, this is information where the disclosure could reasonably be expected to have an effect on the price of a company’s securities; the information could be positive or negative.

Whether information is material or not is a fact-specific inquiry and must be evaluated on a case by case basis and relative to the company and facts in question (for example, a multi-million dollar contract may be immaterial to Boeing but material to a smaller capitalization company). Some examples of information that may be considered material are: dividend changes, earnings results, changes in previously released earnings estimates, financial projections, significant merger, joint venture or acquisition proposals or agreements, rights offerings, significant accounting write-offs or charges, credit rating changes, changes in capital structure, governmental investigations, major litigation or disposition of litigation, and liquidity problems. This list is not exhaustive.

Material information may also relate to the market for a company’s securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, pre-publication information regarding reports to be issued in the financial press may also be deemed material. For example, the Supreme Court upheld the criminal convictions of insider traders who capitalized on pre-publication information about the Wall Street Journal’s “Heard on the Street” column.4

Since there is no clear or “bright line” definition of what is material, assessments generally require a fact specific inquiry. For this reason, if you have questions about whether information is material, please direct them to Compliance.

[1]	TSC Industries, Inc. v. Northway, Inc., 426 U.S. 438, 448-49 (1976).
[2]	Basic Inc. v. Levinson, 485 U.S. 224, 231-32 (1988), quoting TSC Industries, Inc. 426 U.S. at 448-49.
[3]	Elkind v. Liggett & Meyers, Inc., 635 F.2d 156, 166 (2d Cir. 1980).
[4]	See Carpenter v. United States., 484 U.S. 19 (1987).

Exhibit 2 - Post Compliance Manual

What is Non-Public Information?

Information is “public” when it has been disseminated broadly to investors in the marketplace. Tangible evidence of dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones “tape,” release by Standard & Poor‘s or Reuters or publication in the “Wall Street Journal” or some other publication of general circulation.

What are Some Examples of How Post Personnel Could Obtain Inside Information and What You Should Do in These Cases?

In the context of Post’s business, the following are some examples of how personnel may come into possession of inside information:

Board of Directors Seats or Board Observer Rights

Post officers and employees might be asked to sit on the Board of Directors of a company or may be granted board observer rights to observe board meetings of a company. A public company will generally have restrictions on its Board members’ trading in the companies’ securities except during specified “window periods” following the public dissemination of financial information. In order to mitigate this risk, you may not sit on the board of a company or utilize any board observer rights without approval from Compliance.

Contacts with Companies

For Post, contacts with companies may represent part of our research efforts. Post makes investment decisions on the basis of the Post’s conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when in the course of these contacts, a Post employee becomes aware of material non-public information. This could happen, for example, if a company’s Chief Financial Officer prematurely discloses quarterly results to a Post employee. In such situations, Post must make a judgment as to its further conduct.

This area is one of particular concern to the investment business and, unfortunately, it is one with a great deal of legal uncertainty. In a notable 1983 case, the U.S. Supreme Court recognized explicitly the important role of analysts to ferret out and analyze information as necessary for the preservation of a healthy market. It also recognized that questioning of corporate officers and insiders is an important part of this information gathering process. The Court thus framed narrowly the situations in which analysts receiving insider information would be required to “disclose or abstain” from trading (generally where the corporate insider was disclosing for an improper purpose, such as personal benefit, and the analyst knows it). However, the Securities and Exchange Commission has declared publicly its disfavor with the case and since then has brought enforcement proceedings indicating that they will take strict action against what they see as “selective disclosures” by corporate insiders to securities analysts, even where the corporate insider was getting no personal benefit and was trying to correct market misinformation. Thus, the status of company-to-analyst contacts has been characterized as “a fencing match on a tightrope” and a noted securities professor has said that the tightrope is now electrified.

Due to this uncertainty, caution is the recommended course of action. If a Post employee receives what he or she believes to be inside information and/or if an employee feels he or she received it in violation of a corporate insider’s fiduciary duty or for his personal benefit, he or she should discuss with Compliance as to how to make reasonable efforts to achieve public dissemination of the information and restrict trading until then.

Post’s Policy on Insider Trading

What is the Effect of Receiving Insider Information?

The person actually receiving the inside information is subject to the trading and communication prohibitions. Unless Post institutes a “Trading Wall” with respect to such information, Post will deem the information to be generally attributed to Post, restricting all other persons within the company. Therefore, anyone receiving insider information must discuss the issue with Compliance before sharing the information with other Post employees.

As stated above, in the event of receipt of inside information by an employee, Post will typically place a “firm wide restriction” on securities in the affected company which would bar any purchases or sales of the securities by any person within Post, whether for a client or personal account (absent specific approval). Post may implement a

Exhibit 2 - Post Compliance Manual

“Trading Wall” around the individual or a select group or department. Such a decision will be made by Compliance in consultation with other members of senior management. In these cases, those persons falling within the Trading Wall would be subject to the trading prohibition and, except for need-to-know communications to others within the Trading Wall, the communication prohibitions discussed herein. The breadth of the Trading Wall and the persons included within it will be determined on a case-by-case basis. The Trading Wall is designed to “isolate” the inside information or access to an individual or select group in order to allow the remainder of the company to not be affected by it.

Penalties and Enforcement by SEC and Private Litigants

The SEC has stated that it pursues all cases of insider trading – regardless of transaction and regardless of the persons involved. Updated and improved detection, tracking and surveillance techniques in the past few years have strengthened enforcement efforts by the SEC as well as by the stock exchanges. This surveillance is done routinely in many cases or can be based on informants in specific cases.

Penalties for violations are severe for both the individual and possibly their employer. These may include:

•	Giving up all profits made (or losses avoided) trebled.

•	Fines of up to $1 million

•	Jail of up to 10 years

•	Civil lawsuits by shareholders of the company in question

The regulators, the market and Post view these violations seriously.

What Should You do if You Have a Question About Inside Information?

Before executing any trade for yourself or others, including clients of Post, you must consider whether you have access to material, non-public information. If you believe you have received oral or written material, non-public information, you should discuss the situation immediately with Compliance. You should not discuss the information with anyone else within or outside Post. Compliance will, with the assistance of outside counsel as required, determine whether the information is of a nature requiring restrictions on use and dissemination and when any restrictions should be lifted.

Post’s Trading Wall Procedures

The SEC has long recognized that procedures designed to isolate material non-public information to specific individuals or groups can be a legitimate means of curtailing attribution of knowledge of this inside information to an entire company. These types of procedures are most typical in multi-service broker dealer/investment banking firms and are known as “Trading Wall procedures.” Where Post believes insider information can be isolated, the following Trading Wall procedures would apply. These Trading Wall procedures are designed to “quarantine” or “isolate” the individuals or select group of persons within the Trading Wall.

Identification of the Walled-In Individual or Group

The persons subject to the Trading Wall will be identified by name or group designation. Determination of the breadth of the Trading Wall is fact-specific and is determined by Compliance. Therefore, as noted above, it is required that you advise Compliance if you come into possession of material, non-public information.

Isolation of Information

Fundamental to the concept of a Trading Wall is that the inside information be effectively quarantined within the walled-in group. The two basic procedures that must be followed to accomplish this are as follows:

Restrictions on Communications

Communications regarding the inside information or the subject company should only be held with persons within the walled-in group on a need-to-know basis or with Compliance. Communications should be discreet and should not be held in the halls or in common areas. In some cases it may be appropriate to use code names for the subject company as a precautionary measure. If persons outside the group are aware of your access to information and ask you about the target company, they should be told simply that you are not at liberty to discuss it. On occasion, it may be desirable to discuss the matter with someone at Post outside the group. No such communications should be held without first receiving prior clearance from Compliance. In such case, the person outside the group and, possibly his or her entire work group will thereupon be designated as “inside the wall” and will be subject to all the Trading Wall restrictions in this Policy.

Exhibit 2 - Post Compliance Manual

Restrictions on Access to Information

The files, computers, and offices where confidential information is physically stored should generally be made inaccessible to persons not within the walled-in group. In certain circumstances, there is adequate and physical segregation of the group whereby access would be very limited. However, in other cases where there is less physical segregation between the walled-in group and others, additional precautionary measures should be taken to make sure that any confidential non-public information is kept in files securely and is not generally accessible.

Trading Activities by Persons Within the Wall

Persons within the Trading Wall are prohibited from buying or selling securities in the subject company, whether on behalf of Post, clients or in personal transactions. This restriction would not apply in the following case:

•	In connection with a liquidation of a client account in full, the security in the affected account may be liquidated if the client has specifically instructed Post to liquidate the account in its entirety and if no confidential information has been shared with the client. In this circumstance, Post would attribute the purchase or sale as having been effected at the direction of the client rather than pursuant to Post’s discretionary authority and Post would be acting merely in an executor capacity.

Termination of Trading Wall Procedures

When the information has been publicly disseminated and a reasonable time has elapsed, or if the information has become stale, the Trading Wall can generally be eliminated. This is particularly true where the information was received in an isolated circumstance, such as an inadvertent disclosure. However, persons who, by reason of an ongoing relationship or position with the company, are more exposed to the receipt of such information on a frequent basis (for example, being a member of the Board of Directors or on a Creditors’ Committee) are ordinarily subject to the Trading Wall on a continuing basis and may be permitted to trade only during certain “window periods” when the company permits such “access” persons to trade.

Certain Operational Procedures in Connection With Enforcement of Insider Information and Insider Trading Policies

The following are certain operational procedures that will be followed to ensure communication of insider trading policies to Post’s employees and enforcement thereof by Post.

Education and Training

New Employees

Each new employee receives the Code of Ethics and this Policy with the new employee materials. Each new employee must certify that he or she agrees to abide by the Code of Ethics and this Policy.

Existing Employees

Each employee will be required to annually certify that he has read and understands the terms of the Code of Ethics for Post and this Policy.

Consent to Serve on Board of Directors and Creditors’ Committees

In order to monitor situations where material, non-public information may become available by reason of a board position, employees are required to obtain consent for accepting positions on non-Post Boards of Directors (see Code of Ethics). Similarly, consent is required for employees to sit on Creditors’ Committees. The Chief Operating Officer, Chief Investment Officer, and Compliance will document such approvals.

Maintenance of Post’s Watch List

Post maintains a “Watch List” which may include: (i) issuers in which Post does not wish to trade without internal discussion (these Securities may not be traded without approval from Compliance), (ii) certain companies identified by PFG to reflect board members having affiliations with such companies, and (iii) companies/securities for which Post or any of its personnel have or could be viewed to have access to material non-public information and for which it has instituted a Trading Wall, such as companies of which Post personnel sits on a Board of Directors, as well as other securities that Post believes needs to be on the list. The Watch List is maintained by Compliance, and is distributed within Post as appropriate.

Exhibit 2 - Post Compliance Manual

In general, the Watch List is used by Compliance to monitor trading in the securities on the list for clients or in personal accounts of employees. If Compliance determines that there has been unusual trading that warrants further investigation, Compliance will conduct a review. If impropriety is found, Compliance will report it to the CIO for further action.

Additional Procedures applicable to Post personnel who sit on Boards of Directors of Companies

Any Post employee who sits on the Board of a company (the “subject company”) may not participate in discussion or decisions concerning an investment of client funds in the securities of the subject company.

If investment personnel decide to effect a transaction in securities of any subject company, Compliance should be contacted first. Compliance will immediately discuss with the appropriate personnel who sit on the Board to determine if he or she is in possession of any material non-public information.

If he or she states that he or she is in possession of material non-public information, Compliance will inform the investment personnel that, at that time, they are not permitted to effect a transaction in the subject security.

If he or she states that he or she is not in possession of material non-public information, Compliance will inform the investment personnel that, at that time, they are permitted to effect a transaction in the subject security.

Exhibit 2 - Post Compliance Manual

Marketing Materials Policy

Introduction

In the sale or promotion of investment management services, Post Advisory Group, LLC (“Post”) personnel are authorized to use those materials produced by Post and approved by the Client Services Managers (together the “Marketing Supervisor”) and/or Compliance.

New Marketing Materials

Marketing materials provided to clients, prospective clients, and consultants must be submitted to the Marketing Supervisor for review and approval prior to distribution outside of Post. If amendments are required and a compliance review is necessary, materials may be required to be resubmitted for final approval by either Compliance or the Marketing Supervisor prior to use.

Marketing Materials Modifications

Modifications to existing marketing materials provided to clients, prospective clients, and consultants must be reviewed and approved by the Marketing Supervisor, and if necessary be submitted to Compliance for review and approval prior to distribution outside of Post.

Marketing maintains copies of marketing materials and applicable documentation.

Review of Marketing Materials

Generally, on a quarterly basis, Compliance will perform a review of marketing materials. For review purposes, a sampling of marketing materials and related documentation will be selected and requested by Compliance to ensure appropriate documentation is being maintained.

Exhibit 2 - Post Compliance Manual

Political Contributions Policy

As a registered investment adviser, Post Advisory Group, LLC (“Post”), as an Adviser (“Adviser”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), is subject to SEC, state and local laws regulating personal political campaign contributions (“political contributions”) that are in place to inhibit “pay-to-play” practices which occur when government officials1 award contracts to individuals and organizations in exchange for political contributions. Pay-to-play rules are designed to restrict personal political campaign contributions to government officials who are in a position to influence the award of advisory business. Consequences to Post for violation of these laws can be severe, such as not receiving compensation for advisory services from a governmental client (current or prospective) for two years.

Pay-to-play rules are complicated and vary from jurisdiction to jurisdiction.         Restrictions and reporting requirements of political contributions depend on the facts of a particular situation and respective jurisdiction and/or client.

Rule 206(4)-5 of the Advisers Act contains several prohibitions and Post would like to highlight the following notable provisions for Access Persons to be aware of:

•	Two year “Time-Out” of Adviser Compensation. Advisers cannot be compensated for advisory services provided to a governmental client (current or prospective) following a prohibited political contribution to a governmental official or candidate.

•	Two year “Look-back” Period for Access Persons. Advisers must look-back in time to determine whether an Access Person has made a triggering prohibited political contribution within the previous two years for Access Persons who solicit clients, and six months for new Access Persons who do not solicit clients.

•	Ban on “Bundling.” Advisers and Access Persons are prohibited from bundling (i.e. soliciting from a person or PAC contributions to officials of governmental entities to which the Advisers seeks to provide investment advisory services).

•	Ban on Third-Party Solicitors. Advisers are prohibited from using third-party placement agents and solicitors who are not themselves “regulated persons” subject to pay-to-play restrictions on political contributions.

Regardless of whether a particular jurisdiction has a pay-to-play law, Access Persons should NEVER provide campaign contributions with the intent to obtain or retain business or to influence any other official action. Rule 206(4)-5 of the Advisers Act and some state and local pay-to-play laws outline a person cannot make a contribution indirectly that is prohibited if made directly. In other words, Access Persons cannot circumvent payto-play laws by directing a family member, friend or anyone else to make a political contribution for them.

Campaign Contributions

Access Persons per SEC Pay-to-Play

The SEC pay-to-play contribution restrictions specifically apply to Access Persons of an investment adviser that are deemed to be Access Persons.

The Adviser must look-back in time to determine whether an Access Person has made a triggering prohibited contribution within the previous two years for Access Persons who solicit clients, and six months for new Access Persons who do not solicit clients. This provision applies to all Access Persons and external job applicants hired into Access Persons positions.

[1]	Government official is any individual that is elected, appointed or hired by a governmental or quasi-governmental entity.

Exhibit 2 - Post Compliance Manual

Check Writing Guidance: It is advised if you maintain a joint checking account, to request your name be crossed-out on any political contribution check issued that is not from you. By crossing-out your name on the check, it will document the political contribution is from the non-Post Access Person on the joint checking account.

Pre-clearance Approval and Certification Requirements

Pre-clearance and quarterly certification is required of all Access Persons either within the SunGard PTA system or by contacting the Compliance Department. Access Persons will only be permitted to contribute $150 or less per election, per candidate.

Pre-clearance

All Access Persons must obtain pre-clearance approval before making a personal political contribution2 to a:

•	State or Local candidate

•	Contributions made by an Access Person’s spouse and minor children must be pre-cleared

•	Federal candidate currently holding a state or local office

•	If the federal candidate is not a current state or local government official, there are no issues related to pay-to-play and pre-clearance is not required

•	Political Action Committees

•	The SEC and some State and Local pay-to-play laws view contributions to certain PACs as an indirect way to circumvent the pay-to-play laws. Therefore, all Access Persons are required to pre-clear contributions to PACs, including PrinPac

Access Persons will be required to provide the following information:

•	Name of Candidate

•	Office Title of Candidate

•	State or Local Campaign

•	Contribution Amount

Compliance will review all pre-clearance requests submitted subject to the following:

•	SEC Pay-to-Play De Minimis Contribution Exception for Access Persons: $150 or less per election per candidate

•	State and Local Municipality Pay-to-Play Rules

•	Consider current government entity client restrictions and/or reporting requirements

Upon receiving approval of your pre-clearance request thru SunGard PTA, you may proceed with your approved political contribution. Upon contribution completion you will need to provide confirmation of the date and amount of contribution to Compliance

Access Persons should be aware that local, state and federal laws place legal limits on what and how much anyone can contribute. Access Persons are personally responsible for complying with these campaign finance laws.

Certification Acknowledgement

All Access Persons will also be required to complete a Quarterly Political Contribution Certification in SunGard PTA acknowledging that all personal political campaign contributions have been pre-cleared in accordance with this Political Contributions Policy (the “Policy”).

Third-Party Placement Agents and Solicitors

Advisers and their Access Persons are prohibited from paying a third-party solicitor or placement agent to solicit business for the Adviser from any government entity unless such third-party solicitor or placement agent is a SEC registered investment adviser or a registered broker-dealer subject to pay-to-play restrictions. Third-party placement agents and solicitors must be pre-approved by the Compliance prior to entering into an agreement.

In addition to this Policy, all Access Persons are also subject to the PFG Political Activity and Government Relations Policy which is available from Compliance.

[2]	Contribution is anything of value given to influence an election, most commonly contributions include deposit of money, gift, subscription, loan, advance or any payments for debts incurred in such an election.

Exhibit 2 - Post Compliance Manual

Pricing Policy

Overview

In order to provide fair and accurate month-end pricing for securities held by funds and accounts managed by Post Advisory Group, LLC (“Post”), the trading and pricing functions are segregated between Post’s Portfolio Managers and Traders and Post’s Operations group, respectively.

Operations is responsible for compiling the month-end price for each security held by Post’s funds and accounts in accordance with the procedures set forth below. The initial month-end price for each security is reviewed by Post’s Portfolio Managers and/or Traders for accuracy based on their view of the market price for each security. The initial month-end price of a security may be challenged by a Portfolio Manager or Trader in the event such Portfolio Manager or Trader does not believe the initial month-end price accurately reflects the market price for such security. After the Portfolio Managers and Traders complete their review (and any applicable challenge) of the price of each security, Operations submits the final month-end price for each security for month-end reporting.

Pricing Procedures

Broadly traded securities, including corporate bonds and bank debt

Post utilizes third party vendors (e.g., IDC, Markit and Bloomberg) for month-end pricing for the majority of securities held by the funds and accounts it manages.

Securities for which there is no third party vendor price available

In the event that there is not a third party vendor price available for a security, the following sources are utilized to price the security, in the following order as applicable:

•	The average midpoint of two independent broker-dealer two-sided quotations where Post has no reason to believe that such quotes are materially inaccurate.

•	In the event that two independent broker-dealer two-sided quotations are not available, the midpoint of one independent broker-dealer two-sided quotation where Post has no reason to believe that such quote is materially inaccurate, with approval from Compliance.

•	In the event that no independent broker-dealer two-sided quotations are available, the bid price of one broker-dealer quotation where Post has no reason to believe that such quote is materially inaccurate, with approval from Compliance.

•	If no independent broker-dealer quote is available, Post’s Portfolio Managers will determine internally the price for such security and have the reasonableness of such price either verified by an independent valuation firm (subject to the Materiality Threshold as defined below) or reviewed by Compliance.

Derivative Securities

For total return swaps, the underlying securities shall be valued in accordance with the procedures noted above. Credit default swaps are valued in accordance with the terms of each contract based on the current interest rate spreads and credit risk of the referenced obligation of the underlying issuer and interest accrual through valuation date. Other derivative transactions entered into pursuant to an ISDA Master Agreement shall be valued based upon the spread provided by a third party vendor. In the event Post’s Portfolio Managers and/or Traders disagree with such value, they may challenge the value in accordance with the challenge procedures set forth below. The security price used to determine the value of the derivative shall be used as the value for any such security held in any fund or account managed by Post (subject to the challenge and exception procedures set forth below with respect to such security price).

Options

Listed options are valued on the primary exchange on which such options are traded at the last “bid” price on that date. Over-the-counter options for which the representative brokers’ quotations are available are valued at the last “bid” price on that date, as reported by any such broker. If Post in good faith determines that the last “bid” price does not reflect the fair value of any such option, Post may obtain prices in its sole discretion from one ormore brokers and the option is valued based on the last “bid” or “ask” price (as the case may be) of the broker in the case of one broker or on the arithmetic average of the last “bid” price and the last “ask” price (as the case may be) as reported by more than one broker.

Exhibit 2 - Post Compliance Manual

Vendor Price Challenge

If Post’s Portfolio Managers and/or Traders disagree with a third party vendor’s price for a security (the “Vendor Price”), they may challenge the Vendor Price by utilizing the pricing sources set forth above for securities for which there is no third party vendor price available (in the order listed) to determine an alternate price for such security (the “Alternate Price”). If the Alternate Price is within 2% of the Vendor Price, the Vendor Price will be used as the month-end price for the security and the Alternate Price, along with documentation supporting the Alternate Price, may be forwarded to the third party vendor to challenge the price on a going forward basis. If the Alternate Price is not within 2% of the Vendor Price, the Alternate Price, along with documentation supporting the Alternate Price, will be forwarded to (i) the third party vendor to challenge the Vendor Price on a going forward basis (the third party vendors do not change prices retroactively) and (ii) Compliance for review for month-end pricing. If the Alternate Price is approved by Compliance, the Alternate Price will be used as the month-end price for the security. In reviewing the Alternate Price for approval, Compliance with consider a number of factors, including among others, the number of broker quotes available, the reliability of the available broker quotes and whether the third party vendor accepts the Alternate Price on a going forward basis.

Exceptions

•	Certain securities may have a vendor and/or broker quote(s) available and nonetheless may be priced internally by Post if the security is illiquid and/or Post has access to certain information (either by virtue of its access, if any, to non-public information about a company or through some other investment means), whereby Post has a reasonable basis to believe that the market value of the security should be adjusted from its vendor and/or broker quoted price.

•	Subject to the Materiality Threshold (as defined below), for each security priced internally by Post , the Portfolio Manager pricing such security will provide an analysis of his or her valuation of such security for the initial month-end pricing of such security (or earlier as needed). The reasonableness of such price shall be verified by an independent valuation firm. Thereafter, such securities will receive updated reasonableness verifications by an independent valuation firm on a monthly basis. The independent valuation firm will have the ability to adjust the price if it disagrees with the Post Portfolio Manager’s analysis.

•	Post generally will not obtain from an independent valuation firm a reasonableness opinion as to the price of a security priced by Post if the value of such security represents (i) in the aggregate among all of Post’s funds and accounts less than $20M in market value and (ii) less than 1% of the market value of each fund and account managed by Post. These criteria shall be referred to as the “Materiality Threshold.” Typically, those securities which fall below the Materiality Threshold will be valued at the lower of cost or market value.

•	The valuation of securities priced by Post which are not reviewed by an independent valuation firm must be reviewed by Compliance.

•	Any other exceptions to this Pricing Policy (the “Policy”) must be approved by Compliance.

•	Pricing is reviewed and signed-off on by the CIO or a Portfolio Manager on a monthly basis.

For more information on this Policy, please contact Compliance.

Exhibit 2 - Post Compliance Manual

Privacy Policy

Post Advisory Group, LLC (“Post”) is registered with the Securities and Exchange Commission (“SEC”) as an investment adviser.

Post has adopted the policies and procedures set forth in this Privacy Policy (the “Policy”), which govern the activities of each officer, director, and employee of Post.

Purpose

Regulation S-P adopted by the SEC requires the following:

•	Post may in limited instances disclose nonpublic information about a consumer to nonaffiliated third parties;

•	Post shall disclose to all consumers Post’s privacy policies and practices with respect to information sharing with affiliated and nonaffiliated third parties;

•	Post shall provide a method for consumers to request that their nonpublic information not be disclosed to affiliated or nonaffiliated third parties; and

•	Post shall establish procedures to ensure the protection of consumer information.

Post has adopted the following Policy which is intended to describe Post’s policies, educate employees about Post’s policies, establish procedures, monitor, and ensure, to the extent feasible, that Post satisfies its obligations in this area.

Definitions

Consumer: individual or an individual’s legal representative that obtains or has obtained a financial product or service to be used primarily for personal, household or family purposes. A person may become a consumer even if services never commence, the investment management agreement is withdrawn, or the like.

Customer: a consumer that has an ongoing relationship with Post, whereby Post is providing one or more financial products or services to the consumer, e.g., an advisory client.

Nonpublic Information includes:

•	Personally identifiable financial information; and

•	Any list, description, or other grouping of consumers (and publicly available information pertaining to them) that is derived using any personally identifiable financial information that is not publicly available–e.g., a list of persons (and their publicly listed telephone numbers) who have disclosed assets or wealth in excess of $1,000,000.

Use and Treatment of Confidential Information

No confidential information, whatever the source, regarding a customer or client, may be disclosed except as follows:

•	To other employees in connection with Post’s business.

•	To an affiliate, except with certain consumer information, but the affiliate may disclose the information only to the same extent as Post.

•	To nonaffiliated third parties with whom Post has a contractual agreement to jointly offer, endorse or sponsor a financial product or service, and to service and maintain customer accounts including effectuating a transaction.

•	Note: Contracts with nonaffiliated third parties creating a joint marketing or servicing agreement with Post must contain language prohibiting the disclosure of nonpublic personal information by the nonaffiliated third party except as necessary to carry out the purpose of the agreement.

•	With other companies, only with customer consent or as allowed by law.

Exhibit 2 - Post Compliance Manual

Use and Treatment of Nonpublic Personal Information

Post encourages its employees to be aware of and sensitive to the treatment of nonpublic personal information. Post prohibits its employees from discussing certain information unless it is necessary as part of their duties and responsibilities. Furthermore, Post requires that each employee take precautions to avoid storing nonpublic personal information in plain view in public areas, and requires that each employee remove nonpublic personal information from conference rooms, reception areas and other areas where it may be viewed by third parties. Particular care should be exercised when nonpublic personal information must be discussed in public places, such as restaurants, elevators, taxicabs, trains or airplanes, where that information may be overheard. Under no circumstances may nonpublic personal information be shared with any person, including any spouse or other family member, who is not an employee of Post and who does not have a reason to know that information.

Procedures

•	Nonpublic personal information may not be disclosed to any affiliated or nonaffiliated third parties unless customers have been previously informed of the disclosure, as required by law.

•	Nonpublic personal information may be disclosed to the extent specifically permitted or required under other provisions of law and in accordance with the Right to Financial Privacy Act of 1978.

•	Otherwise there may be no disclosure of that information except pursuant to an express disclosure authorization from the customer.

•	Post must send its Privacy Notice once during each calendar year to each customer. That annual delivery may be combined with Post’s annual offer to deliver a copy of its Form ADV.

Penalties for Violation of Procedures

Violations of the procedures set forth in this Policy may subject the violating employee to disciplinary action, including and up to possible termination.

Importance of Adherence to Procedures

It is important that employees adhere strictly to this Policy. Any violations of such policies and procedures may result in serious sanctions, including dismissal from Post’s employment.

Questions

Any questions regarding Post’s policies or procedures with respect to nonpublic personal information should be directed to the Chief Compliance Officer.

Exhibit 2 - Post Compliance Manual

Customer Privacy Notice

Post will have access to nonpublic personal information about you. We do not disclose any nonpublic personal information about current or former clients without their authorization, except as permitted by law or in response to governmental inquiries. We restrict access to your nonpublic personal information to those agents who need to know that information in order to provide our services to you. We also may disclose nonpublic personal information to third parties (such as to brokers, custodians, administrators, or back-office service providers) only as permitted by law and on an as needed basis. We maintain safeguards to guard your nonpublic personal information. If, at any time in the future, it becomes necessary to disclose any of your nonpublic personal information in a way that is inconsistent with this policy, Post shall provide you advance notice of the proposed change in order for you to have the opportunity to opt out of such disclosure.

Exhibit 2 - Post Compliance Manual

Proxy and Corporate Action Voting Policy

Policy

Post Advisory Group, LLC (“Post”) acts as discretionary investment adviser for various clients, including clients governed by the Employee Retirement Income Security Act of 1974 (“ERISA”) and registered open-ended investment companies (“mutual funds”). While Post primarily manages fixed income securities, it does often hold a limited amount of voting securities (or securities for which shareholder action is solicited) in a client account. Thus, unless a client (including a “named fiduciary” under ERISA) specifically reserves the right to vote its own proxies or to take shareholder action in other corporate actions, Post will vote proxies or act on other actions received in sufficient time prior to their deadlines as part of its discretionary authority over the assets. Corporate actions may include, for example and without limitation, tender offers or exchanges, bankruptcy proceedings, and class actions.

When voting proxies or acting on corporate actions for clients, Post’s decisions will be made in the best interests of its clients overall. Post shall act in a prudent and diligent manner and make voting decisions which Post believes enhance the value of the assets of client accounts overall. With respect to ERISA accounts, plan beneficiaries and participants, voting will be in accordance with ERISA and the U.S. Department of Labor (“DOL”) guidance thereunder.

Purpose

The purpose of this Proxy and Corporate Action Voting Policy (the “Policy”) is to memorialize the procedures and policies adopted by Post to enable it to comply with its accepted responsibilities and the requirements of Rule 206(4)-6 under the Investment Advisers Act of 1940, as amended, (the “Advisers Act”) and ERISA.

Procedures

Post’s Operations Department is ultimately responsible for ensuring that proxies received by Post are voted in a timely manner and voted consistently across portfolios. Although many proxy proposals can be voted in accordance with our established guidelines, we recognize that some proposals require special consideration, which may dictate that we make an exception to our broad guidelines.

Where a proxy proposal raises a material conflict of interest between Post’s interests and the client’s, Post will disclose the conflict to the relevant clients and obtain their consent to the proposed vote prior to voting the securities. When a client does not respond to such a conflict disclosure request or denies the request, Post will abstain from voting the securities held by that client’s account.

Record Keeping

In accordance with Rule 204-2 under the Advisers Act and DOL Interpretive Bulletin 94-2 issued under ERISA, Post will maintain for the time periods set forth in the Rule 204-2 (i) this Policy, and all amendments thereto; (ii) all proxy statements received regarding client securities (provided, however, that Post may rely on the proxy statement filed on EDGAR as its records, and may rely on proxy statements and records of proxy votes cast by Post that are maintained with a third party such as a proxy voting service, provided that Post has obtained an undertaking from the third party to provide a copy of the documents promptly upon request); (iii) a record of votes cast on behalf of clients; (iv) records of client requests for proxy voting information; (v) any documents prepared by the adviser that were material to making a decision how to vote or that memorialized the basis for the decision; and (vi) records relating to requests made to clients regarding conflicts of interest in voting the proxy.

Post will describe in its Part II of Form ADV (or other brochure fulfilling the requirement of Rule 204-3 under the Advisers Act) its proxy voting policies and procedures and the manner in which clients may obtain information on how Post voted their securities. Clients may obtain information on how their securities were voted or a copy of this Policy by written request addressed to Post. Post will coordinate with the relevant mutual fund service providers to assist in the provision of information required to be filed by such mutual funds on Form N-PX.

Exhibit 2 - Post Compliance Manual

Guidelines

Each proxy issue will be considered individually, and voted in a manner which Post believes enhances the value of client accounts overall. The following guidelines are a partial list to be used in evaluating voting proposals contained in the proxy statements.

Post generally looks unfavorably upon:

•	Issues regarding Board entrenchment and anti-takeover measures such as the following:

•	Proposals to stagger board members’ terms;

•	Proposals to limit the ability of shareholders to call special meetings;

•	Proposals to require super majority votes;

•	Proposals requesting excessive increases in authorized common or preferred shares where management provides no explanation for the use or need of these additional shares;

•	Proposals regarding “fair price” provisions;

•	Proposals regarding “poison pill” provisions; and

•	Permitting “green mail.”

•	Providing cumulative voting rights.

Post generally looks favorably upon:

•	Election of directors recommended by management, except if there is a proxy fight.

•	Election of auditors recommended by management, unless seeking to replace if there exists a dispute over policies.

•	Date and place of annual meeting.

•	Rotation of annual meeting place.

•	Limitation on charitable contributions or fees paid to lawyers.

•	Ratification of directors’ actions on routine matters since previous annual meeting.

•	Confidential voting.

•	Limiting directors’ liability.

Post assesses the following on a case by case basis:

•	Proposals to:

•	Pay directors solely in stock.

•	Eliminate director mandatory retirement policy.

•	Mandatory retirement age for directors.

•	Rotate annual meeting location/date.

•	Option and stock grants to management and directors.

•	Allowing indemnification of directors and/or officers after reviewing the applicable state laws and extent of protection requested.

Exhibit 2 - Post Compliance Manual

Recordkeeping Policy

Post Advisory Group, LLC (“Post”) is required to keep and maintain the books and records listed below pursuant to Rule 204(2) under the Investment Advisers Act of 1940, as amended. All books and records shall be kept current, accurate and complete.

Existence and Ownership of Client Assets

Post reconciles cash and securities in its accounting systems to the custodians’ records on a daily basis. Post, or a designated third party, obtains copies of custody statements on a monthly basis and reconciles the custodians’ records with Post’s records.

Books and records to be maintained include, but are not limited to, the following:

1. A general journal, a cash receipts journal, a cash disbursements journal, and any other records of original entry forming the basis of entries in any ledger, a general ledger and any other ledgers reflecting all assets, liabilities, reserves, capital, income and expenses of Post, check books, bank statements, canceled checks and cash reconciliations. All paid and unpaid bills or statements, trial balances, balance sheets, financial statements, internal audit working papers, and net capital computations.

Post’s Finance Department is responsible for making sure that the records referred to in Section 1 are maintained.

2. Trade tickets (for all purchases and sales, as well as any modifications or cancellations or such orders or instructions).

Post’s Operations Department and State Street Bank and Trust, as appropriate, are responsible for making sure that the records referred to in Section 2 are maintained.

3. Copies of written communications received and sent including client management agreements, limited partnership agreements, and other agreements, a list of any accounts in which Post is vested with discretionary power with respect to funds, securities or transactions and any power of attorney or other evidence granting discretionary power.

Advertising materials and copies of RFP’s and written statements given to clients, as well as records relative to the payment of finder’s fees.

Post’s Client Services and Compliance Departments are responsible for maintaining the records referred to in Section 3.

4. Typical accounting records that any business would normally keep, in addition to the records outlined in Section 1, above.

Post’s Finance Department, State Street Bank and Trust, and the Bank of New York Mellon, as appropriate, are responsible for maintaining the accounting records referred to in Section 4.

5. Written communications received and sent relating to recommendations or advice proposed or given such as, research files, general financial and economic data and any other reports or documentation in support of an investment decision.

Post’s Client Services and Investment Departments are responsible for maintaining the records referred to in Section 5.

Exhibit 2 - Post Compliance Manual

6. Personal securities transactions of Post, its officers, directors, and remaining employees, their spouses, minor children, and certain members of their households (including those members of the household with whom Post’s officers, directors and employees have a financial nexus), as well as any securities transactions in which an officer, director or other designated employee may have a direct or indirect beneficial interest.

Form ADV and amendments and record of dates such ADV was delivered to each client, copies of Post policies and procedures, a record of any violation of the Code of Ethics and any action taken as a result of the violation.

Post’s Compliance Department is responsible for maintaining the records referred to in Section 6.

7. E-mails containing certain aspects of the above information are also required to be maintained. Any other e-mails may be deleted in the normal course of business.

Post’s Information Technology Department and all employees are responsible for ensuring the information referred to in paragraph 7 above is retained.

The above required records are maintained and preserved for the prescribed periods as required and are maintained and preserved in an easily accessible place for the first two years. They are then transferred to an offsite storage facility for the remaining period of required retention.

Exhibit 2 - Post Compliance Manual

Securities Allocation Policy

Post Advisory Group, LLC (“Post”) manages client funds on a separate account basis and through pooled investment vehicles. In general, Post specializes in managing client funds invested in high yield securities and bank debt.

Post is authorized to determine which securities are to be bought and sold and the allocations for clients. Limitations on Post’s authority are defined by client guidelines or in the pooled investment vehicle offering documents. Due primarily to the nature of the market for below investment grade fixed income securities, the amount of a security that Post desires to buy or sell at the price Post deems appropriate for such transactions often cannot be accommodated by one broker. As a result, Post’s practice is to allocate securities after an order has been completed so that we know the exact amount to be allocated.

Post seeks to achieve optimal execution and lower transaction costs, whenever possible; therefore, Post trades blocks of securities in order to aggregate orders for groups of accounts. In such circumstances, client accounts participating in the aggregated order do so at the executed price, and all transaction costs, if any, are shared on a pro rata basis or equally, depending on the type of cost. Post allocates such orders as to price and amount among accounts in a manner Post believes to be fair and equitable to each account over time. As noted above, in the event that Post is not able to buy or sell a specified number of securities at the desired price, the amount bought or sold is allocated based upon several factors some of which are outlined in this Securities Allocation Policy (the “Policy”). Post has a fiduciary duty to its clients and does not allocate trades in a manner that benefits itself, its officers or employees.

Allocating Securities Purchased

Securities are purchased and allocated subject to constraints and considerations including, but not limited to:

•	Strategy;

•	Percentage Position: how much Post would like to have in a certain security relative to the total value of the portfolio within a particular strategy.

•	Cash levels;

•	Client guidelines: Post allocates a security to a client if the client’s guidelines allow for that security to be held in its account; (factors taken into account with regard to guidelines include, among others, quality of the security, industry, ability to hedge within the client account, domestic versus foreign, maximum cash allowable, public versus private, industry and affiliate restrictions);

•	Client weight in a particular industry: clients overweight in a particular industry may be allocated less of a security in the same industry and vice versa;

•	Client weight in a particular issuer: clients overweight in a particular issuer may be allocated less of a security from the same issuer and vise versa;

•	Percentage of uninvested cash in the client portfolio: generally more relevant to newer accounts or to existing accounts’ cash contributions or withdrawals activity; and

•	Market convention considerations: market value of a holding shall be considered regarding positions being too large or too small for resale due to market and/or liquidity conditions.

Selling Securities

Securities are sold and allocated subject to constraints and considerations including, but not limited to:

•	Strategy;

•	Percentage Position: how much Post would like to sell of a certain security relative to the total value of the portfolio within the particular Strategy.

•	Client guidelines: Post considers how the sell may affect the size, quality, etc. of the client’s remaining portfolio;

•	Client weight in a particular industry: clients overweight in a particular industry may be debited more of a security in the same industry and vice versa; and

•	Client weight in a particular issuer: clients overweight in a particular issuer may be debited more of a security from the same issuer and vice versa.

Exhibit 2 - Post Compliance Manual

Post does not give preference to client accounts based upon size, fees or performance.

Guidelines Reconciliation

Post utilizes the Charles River Trading and Compliance System (“Charles River”) to check compliance with client guidelines on a pre-settlement and post-trade basis. At times, certain trades may be re-allocated on a pre-settlement basis, including for example to rebalance individual portfolio weightings and positions at the Portfolio Managers’ discretion. All re-allocation changes are documented in Charles River.

Compliance Review

Generally, on a quarterly basis, Compliance performs a look-back review of securities allocations. For review purposes, new issue and new security allocations are broken out by strategy and account in comparison to each strategy and accounts’ percentage of overall assets under management and investment objective.

Any accounts with a significant difference (generally 5% or greater) between percentage of allocations received and percentage of assets under management are flagged for follow-up. These flagged accounts are then reviewed in combination with applicable guidelines restrictions and cash flow activity and escalated to Senior Management, when needed, to discuss any variances.

Exhibit 2 - Post Compliance Manual

Soft Dollar Policy

Definition of Soft Dollar Practices

The Securities and Exchange Commission (“SEC”) has defined soft dollar practices as arrangements under which products or services other than execution of securities transactions are obtained by an investment adviser from or through a broker-dealer in exchange for the direction by the investment adviser of client brokerage transactions to the broker-dealer. A soft dollar transaction may involve products and services produced by the broker-dealer (e.g., proprietary research) or by someone else (e.g., third-party research).

Section 28(e) of the Securities Exchange Act of 1934

Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), was adopted to alleviate the concerns of investment advisers that under a system of negotiated rates, their fiduciary responsibility would require them to obtain the lowest available execution cost for their clients and preclude their use of commissions to obtain both research and execution services. Accordingly, Section 28(e) generally provides that a person who exercises investment discretion with respect to an account shall not be deemed to have acted unlawfully or to have breached a fiduciary duty solely by reason of his or her having caused the account to pay more than the lowest available commission if he or she determines in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided.

Availability of Safe Harbor of Section 28(e)

As currently interpreted by the SEC, the Section 28(e) safe harbor is available if the following five conditions are met:

•	The transaction is one in which “commissions” (i.e., agency transactions only and, currently, certain “riskless” principal transactions) are used to pay for brokerage or research services;

•	The commissions are used only to purchase “brokerage and research services;”

•	A broker-dealer must provide for the services. Section 28(e) requires that the broker-dealer be obligated to pay for the products and services received by the investment adviser. Accordingly, in the case of third-party research, a broker-dealer must establish a contractual relationship with each third-party vendor of research products and services so that the broker is obligated for payment under all such contracts;

•	The investment adviser must determine in “good faith” that the amount of commission paid is “reasonable” in relation to the price and soft dollar benefit; and

•	The determination must be made by an investment adviser who exercises investment discretion and brokerage discretion (i.e., trades effected pursuant to client directed brokerage arrangements are not covered by the Section 28(e) safe harbor).

Permissible Research

Permissible brokerage research assistance shall include both broker-provided and third-party products and services that provide “lawful and appropriate assistance to an investment adviser in the investment decision making process.” Mixed-use products and services are included.

Soft Dollar Policies

Post Advisory Group, LLC (“Post”) may allocate a portion of its discretionary brokerage in a manner that generates soft dollar benefits. In recognition of its use of client brokerage for soft dollar purposes, Post has adopted the following policies.

Disclosure to Clients

Post will disclose to its discretionary brokerage clients (through their investment advisory agreements with Post and/or Post’s Form ADV, and/or other appropriate means) that it may and expects to engage in soft dollar arrangements with respect to their accounts.

Exhibit 2 - Post Compliance Manual

Evaluation of Research

The following criteria will be used to determine whether to use client brokerage to pay for brokerage or research assistance:

•	The product or service under consideration meets the definition of permissible brokerage or research services contained in Section 28(e) and the various interpretations of that Section.

•	The product or service research benefits Post’s client(s), although not necessarily the client account generating the trade.

If Post is unable to determine that the product or service in question meets each of the criteria listed immediately above, Post shall not pay for such product or service with client brokerage.

Mixed-Use Products and Services

“Mixed-use” is defined as services and/or products that have the capacity to be used for both the investment decision-making process and in the management of the advisory firm. For example, accounting software can be used for both research and office administration. If Post determines that a service’s and/or product’s mixed-use capacity is 25% investment decision-making process and 75% in the management of the advisory firm, such mixed-use service and/or product can be paid for with soft dollar brokerage only with respect to 25% of its cost. In determining the portion of mixed-use benefits to be paid with client brokerage, Post shall:

•	Make a reasonable, justifiable and documentable allocation of the cost of the product or service according to its expected usage.

•	Pay with client brokerage only the portion of the product or service that is actually used by Post in the investment decision-making process.

•	Re-evaluate the mixed-use product or service allocation at least annually.

Client-Directed Brokerage

In a client-directed brokerage arrangement, Post will not use brokerage from another client account to pay for a product or service purchased under such arrangement.

Recordkeeping

Post will maintain, when applicable, records:

•	As required by applicable law.

•	Of any formal arrangements, oral or written, obligating Post to generate a specific amount of brokerage.

•	Of periodic soft dollar statements issued by brokers with whom there is a soft dollar arrangement.

•	Of any arrangements with clients pertaining to soft dollar or client-directed brokerage arrangements.

General Compliance

Concerned Staff. All employees dealing with soft dollars and directed brokerage are required to abide by the rules of Post’s current soft dollar policy.

Brokerage Oversight

Brokerage Oversight. The Chief Financial Officer and the Chief Compliance Officer will be responsible for overseeing all aspects of Post’s soft dollar and client-directed brokerage arrangements, and may serve as the control point for all decisions relating to soft dollars.

New soft dollar arrangements. No new soft dollar arrangements shall be entered into without the approval of the Chief Financial Officer and the Chief Compliance Officer or appropriate designee(s).

List of Third-Party Soft Dollar Arrangements. On an annual basis, a list of third-party soft dollar arrangements will be prepared to serve as the control document for such soft dollar arrangements.

The annual list will include the following information:

•	the name of the product or service;

•	the name of the third-party provider;

•	the name of the broker who is providing, or contracting for the provision of, the product or service;

Exhibit 2 - Post Compliance Manual

•	the amount of the annual soft dollar commitment necessary to “pay” for the product or service at the agreed upon ratio;

•	the soft dollar-hard dollar ratio; and

•	other relevant details as needed.

Review of Form ADV Disclosures

The Chief Financial Officer and Chief Compliance Officer will review all Form ADV disclosures concerning soft dollar activities, as appropriate, to ensure consistency with actual practice.

Exhibit 2 - Post Compliance Manual

Trade Error Policy

This Trade Error Policy (the “Policy”) supplements the PGI Global Trade Error Policy, attached hereto, and the purpose of this Policy is to provide additional guidance in identifying and correcting trade errors. Post Advisory Group, LLC (“Post”) strives to avoid trade errors through the use of technology and well trained operations and investment staff.

Examples of trade errors include:

•	Purchasing securities not permissible for a client account.

•	Purchasing or selling securities for an account that are different than the portfolio manager intended to purchase or sell.

•	Purchasing or selling securities for a different account than the account the portfolio manager intended.

Post implemented the Charles River Trading and Compliance System (“Charles River”) in 2004. Charles River provides pre-settlement and post-trade compliance screening for all of Post’s trading activities. Typically, Compliance is notified of any trade error by the Charles River guideline system on a daily basis. Compliance works with Operations, the investment team and Client Services, as appropriate, for resolution. Should an error not be discovered through Charles River but instead from Operations or another department, the Operations or other departmental staff will immediately notify Compliance.

If a trade error occurs, Compliance will evaluate the error and recommend action for resolution, with the assistance of Operations, Client Services and/or other departments, as needed.

Trade Error Calculation

Operations and Compliance will calculate the amount of gain or loss resulting from any trade errors. Coupon gains and interest paid on the security shall be included in the gain/loss calculation.

Treatment of Client Accounts

The following procedures shall apply regarding the treatment of a client account with respect to a trade error:

•	If a trade error results in a loss, the security shall be sold and the client’s account shall be reimbursed for the amount of the loss.

•	If a trade error results in a gain, the security shall be sold and the gain shall remain in the client’s account.

In the event that Post desires to maintain the security in the client’s account, Post shall request from the client an exception to the client’s investment guidelines to permit the account to hold such security. If the client consents to such request, the security will not be deemed to be in the account as a result of a trade error. If the client does not consent to such request, the security is sold and the gain remains in the client’s account.

Approval and Payment

Compliance will present Finance with a trade error analysis and backup documentation to ensure client accounts are reimbursed as appropriate.

Recordkeeping

Compliance shall maintain a file with documentation regarding any trade error and its resolution and client correspondence, if applicable.

Exceptions

Any exceptions to this Policy must be approved by Compliance.

Exhibit 2 - Post Compliance Manual

Global Trade Error Policy

The purpose of this Trade Error Policy (the “Policy”) is to provide guidance in correcting trade errors. Post Advisory Group, LLC (the “Adviser”) strives to avoid trade errors through the use of technology and well trained operations and investment staff.

Trade Error Definition

Trade errors may be defined as any trading activity that is inconsistent with contractual, legal, or regulatory restrictions or is inconsistent with investment management intent. If the error is caused by the Adviser, the client transaction will be corrected and the Adviser shall be responsible for any client loss resulting from a Trade Error.

Examples of trade errors include, but are not limited to:

•	Purchasing securities not permissible for a client account.

•	Purchasing or selling securities for an account that is different than the portfolio manager intended to purchase or sell.

•	Purchasing or selling securities for a different account than the account the portfolio manager intended.

Trade errors may be identified through various sources of the Adviser and may include but are not limited to, automated guideline monitoring systems, direct identification from portfolio management staff, post trade testing, or identification by oversight groups.

Trade Error Escalation Process

Upon identification of a potential trade error, the applicable compliance, risk, operations, and/or management teams must be notified immediately. Such groups shall work with the investment management team to seek a prompt and equitable resolution to the trade error consistent with the standards noted below.

Trade Error Resolution Standards

After a trade error has been identified and an appropriate resolution has been implemented to resolve the trade error the applicable team(s) within the Adviser will calculate the amount of gain or loss resulting from the resolution of the trade error.

If the trade error results in loss the client shall be reimbursed for such loss, however, if the trade error results in a gain the client shall retain the gain. If the trade error is identified prior to the routine settlement of the security, the Adviser may transfer the security to an error account, if the Adviser has established such account, and the Adviser shall be responsible for all future gains and losses associated with the security.

Recordkeeping

The Adviser shall maintain documentation regarding any trade error and its resolution consistent with its books and records obligations.